UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE 14A-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934 (Amendment No.        )
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☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only
☑	Definitive Proxy Statement		(as permitted by Rule 14a-6(e)(2))
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
Cytokinetics, Incorporated
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Cytokinetics, Incorporated
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
May 25, 2006

To the Stockholders:
      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Cytokinetics, Incorporated (the “Company”), a Delaware corporation, will be held on Thursday, May 25, 2006 at 10:00 a.m., local time, at the Embassy Suites Hotel, 250 Gateway Boulevard, South San Francisco, CA 94080, for the following purposes:

1. To elect James A. Spudich and Charles Homcy as Class II Directors, each to serve for a three-year term and until their successors are duly elected and qualified (Proposal One);

2. To ratify the selection by the Audit Committee of the Board of Directors of PricewaterhouseCoopers LLP as the independent registered public accounting firm to the Company for the fiscal year ending December 31, 2006 (Proposal Two);

3. To approve an amendment to the Company’s 2004 Employee Stock Purchase Agreement to increase the number of authorized shares reserved for issuance thereunder by 1,000,000 shares (Proposal Three); and

4. To transact such other business as may properly be brought before the meeting and any adjournment(s) thereof.
      The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.
      Only stockholders of record at the close of business on March 31, 2006 are entitled to notice of and to vote at the meeting.

Sincerely,

Sharon Surrey-Barbari
Secretary
South San Francisco, California
April 3, 2006

YOUR VOTE IS IMPORTANT
      THIS PROXY STATEMENT IS FURNISHED IN CONNECTION WITH THE SOLICITATION OF PROXIES BY THE COMPANY, ON BEHALF OF THE BOARD OF DIRECTORS, FOR THE 2006 ANNUAL MEETING OF STOCKHOLDERS. THE PROXY STATEMENT AND THE RELATED PROXY FORM ARE BEING DISTRIBUTED ON OR ABOUT APRIL 7, 2006. YOU CAN VOTE YOUR SHARES USING ONE OF THE FOLLOWING METHODS:

•	COMPLETE AND RETURN A WRITTEN PROXY CARD

•	BY INTERNET OR TELEPHONE

•	ATTEND THE COMPANY’S 2006 ANNUAL MEETING OF STOCKHOLDERS AND VOTE
      ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. HOWEVER, TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE URGED TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE ENCLOSED FOR THAT PURPOSE OR VOTE YOUR SHARES BY INTERNET OR TELEPHONE. ANY STOCKHOLDER ATTENDING THE MEETING MAY VOTE IN PERSON EVEN IF HE OR SHE HAS RETURNED A PROXY CARD OR VOTED BY INTERNET OR TELEPHONE.

PROXY STATEMENT
INFORMATION CONCERNING SOLICITATION AND VOTING
PROPOSAL ONE ELECTION OF TWO CLASS II DIRECTORS
PROPOSAL TWO RATIFICATION OF SELECTION OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM TO THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2006
PROPOSAL THREE APPROVAL OF AMENDMENT TO THE COMPANY’S 2004 EMPLOYEE STOCK PURCHASE PLAN
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
PERFORMANCE GRAPH
CUMULATIVE TOTAL RETURN AT PERIOD ENDED
CERTAIN BUSINESS RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
OTHER MATTERS

CYTOKINETICS, INCORPORATED
280 East Grand Avenue
South San Francisco, California 94080

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
May 25, 2006

INFORMATION CONCERNING SOLICITATION AND VOTING
General
      The enclosed Proxy is solicited on behalf of the Board of Directors of Cytokinetics, Incorporated (which we will refer to as the “Company” throughout this Proxy Statement) for use at the Annual Meeting of Stockholders to be held at the Embassy Suites Hotel, 250 Gateway Boulevard, South San Francisco, CA 94080, on Thursday, May 25, 2006, at 10:00 a.m., local time, and at any adjournment(s) thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Company’s principal executive offices are located at the address listed at the top of the page and the telephone number is (650) 624-3000.
      The Company’s Annual Report and Annual Report on Form 10-K, containing financial statements for the fiscal year ended December 31, 2005, are being mailed together with these proxy solicitation materials to all stockholders entitled to vote. This Proxy Statement, the accompanying Proxy, the Company’s Annual Report and Annual Report on Form 10-K will first be mailed on or about April 7, 2006 to all stockholders entitled to vote at the meeting.
      THE COMPANY SHALL PROVIDE WITHOUT CHARGE TO ANY STOCKHOLDER SOLICITED BY THESE PROXY SOLICITATION MATERIALS A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K, TOGETHER WITH THE FINANCIAL STATEMENTS REQUIRED TO BE FILED WITH THE ANNUAL REPORT ON FORM 10-K, UPON REQUEST OF A STOCKHOLDER MADE IN WRITING TO CYTOKINETICS, INCORPORATED, 280 EAST GRAND AVENUE, SOUTH SAN FRANCISCO, CALIFORNIA, 94080, ATTN: INVESTOR RELATIONS, ANNUAL STOCKHOLDER MEETING.
Record Date and Share Ownership
      Stockholders of record at the close of business on March 31, 2006 (which we will refer to as the “Record Date” throughout this Proxy Statement) are entitled to notice of and to vote at the meeting and at any adjournment(s) thereof. The Company has one series of common shares issued and outstanding, designated as Common Stock, $0.001 par value per share (the “Common Stock”), and one series of undesignated Preferred Stock, $0.001 par value per share (the “Preferred Stock”). As of the Record Date, 120,000,000 shares of Common Stock were authorized and 35,595,682 shares were issued and outstanding. As of the Record Date, 10,000,000 shares of Preferred Stock were authorized and none were issued or outstanding.
Revocability of Proxies
      Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by: (i) issuing a later proxy, (ii) delivering to the Company at its principle offices (Attention: Corporate Secretary) a written notice of revocation, or (iii) attending the meeting and voting in person.
Voting
      On all matters, each share has one vote. See Proposal One — Election of Two Class II Directors — Vote Required and Proposal Three — Approval of Amendment to the Company’s 2004 Employee Stock Purchase Plan — Vote Required.

Solicitation of Proxies
      The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of the Company’s Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Proxies may also be solicited by certain of the Company’s directors, officers and regular employees, without additional compensation, personally or by telephone or facsimile.
Voting Via the Internet or by Telephone
      Stockholders may grant a proxy to vote their shares by means of the telephone or on the Internet. The laws of the State of Delaware, under which the Company is incorporated, specifically permit electronically transmitted proxies, provided that each such proxy contains or is submitted with information from which the Inspector of Elections can determine that such proxy was authorized by the stockholder.
      The telephone and Internet voting procedures below are designed to authenticate stockholders’ identities, to allow stockholders to grant a proxy to vote their shares and to confirm that stockholders instructions have been recorded properly. Stockholders granting a proxy to vote via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, which must be borne by the stockholder.

For Shares Registered in Your Name
      Stockholders of record may go to http://www.proxyvoting.com/cytk to grant a proxy to vote their shares by means of the Internet. They will be required to provide the Company’s number and control number contained on their proxy cards. The voter will then be asked to complete an electronic proxy card. The votes represented by such proxy will be generated on the computer screen and the voter will be prompted to submit or revise them as desired. Any stockholder using a touch-tone telephone may also grant a proxy to vote shares by calling 1-866-540-5760 and following the recorded instructions.

For Shares Registered in the Name of a Broker or Bank
      Most beneficial owners whose stock is held in street name receive instruction for granting proxies from their banks, brokers or other agents, rather than the Company’s proxy card.
      A number of brokers and banks are participating in a program provided through ADP Investor Communication Services that offers the means to grant proxies to vote shares by means of the telephone and Internet. If your shares are held in an account with a broker or bank participating in the ADP Investor Communications Services program, you may grant a proxy to vote those shares telephonically by calling the telephone number shown on the instruction form received from your broker or bank, or via the Internet at ADP Investor Communication Services’ web site at http://www.proxyvote.com.

General Information for All Shares Voted Via the Internet or By Telephone
      Votes submitted via the Internet or by telephone must be received by 11:59 p.m., eastern time on May 24, 2006. Submitting your proxy via the Internet or by telephone will not affect your right to vote in person should you decide to attend the Annual Meeting.
Quorum; Abstentions; Broker Non-Votes
      Votes cast by proxy or in person at the Annual Meeting (“Votes Cast”) will be tabulated by the Inspector of Elections (the “Inspector”) who will be a representative from Mellon Investor Services LLC, the Company’s Transfer Agent and Registrar. The Inspector will also determine whether or not a quorum is present. Except in certain specific circumstances, the affirmative vote of a majority of shares present in person or represented by proxy at a duly held meeting at which a quorum is present is required under Delaware law for approval of proposals presented to stockholders. In general, Delaware law provides that a quorum consists of a majority of shares entitled to vote and present or represented by proxy at the meeting.
      The Inspector will treat shares that are voted WITHHELD or ABSTAIN as being present and entitled to vote for purposes of determining the presence of a quorum but will not be treated as votes in favor of approving any matter submitted to the stockholders for a vote. When proxies are properly dated, executed and returned, or if instructions are properly carried out for Internet or telephone voting, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted (i) for the election of the nominees for directors set forth herein; (ii) for the ratification of PricewaterhouseCoopers LLP; (iii) for the approval of the amendment to the 2004 Employee Stock Purchase Plan and (iv) upon such other business as may properly come before the Annual Meeting or any adjournment thereof, but will not be voted in the election of directors other than as provided in (i) above.
      If a broker indicates on the enclosed proxy or its substitute, that such broker does not have discretionary authority as to certain shares to vote on a particular matter (“broker non-votes”), those shares will be considered as present with respect to establishing a quorum for the transaction of business. The Company believes that the tabulation procedures to be followed by the Inspector are consistent with the general statutory requirements in Delaware concerning voting of shares and determination of a quorum.
      In a 1988 Delaware case, Berlin v. Emerald Partners, the Delaware Supreme Court held that while broker non-votes may be counted for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes should not be counted for purposes of determining the number of votes cast with respect to the particular proposal on which the broker has expressly not voted. Broker non-votes with respect to proposals set forth in this Proxy Statement will therefore not be considered “Votes Cast” and, accordingly, will not affect the determination as to whether the requisite majority of Votes Cast has been obtained with respect to a particular matter.
Deadline for Receipt of Stockholder Proposals
      Stockholders are entitled to present proposals for action at a forthcoming meeting if they comply with the requirements of the Company’s bylaws and the rules established by the Securities and Exchange Commission (the “SEC”), under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Under these requirements, proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company’s 2007 Annual Meeting of Stockholders must be received by the Company no later than December 6, 2006. A copy of the relevant bylaws provisions relating to stockholder proposals is available upon written request to Cytokinetics, Incorporated, 280 East Grand Avenue, South San Francisco, California 94080, Attention: Corporate Secretary.

PROPOSAL ONE
ELECTION OF TWO CLASS II DIRECTORS
Nominees
      The Company’s Board of Directors currently has seven authorized directors and consists of seven members. The Company has a classified Board of Directors, which is divided into three classes of directors whose terms expire at different times. The three classes are currently comprised of the following directors:

•	Class I consists of A. Grant Heidrich and James H. Sabry, who will serve until the 2008 Annual Meeting of Stockholders;

•	Class II consists of James A. Spudich and Charles Homcy, who will serve until the 2006 Annual Meeting of Stockholders, and stand for re-election as Class II Directors at such meeting; and

•	Class III consists of Stephen Dow, Mark McDade and Michael Schmertzler, who will serve until the 2007 Annual Meeting of Stockholders.
      At each annual meeting of stockholders, the successors to directors whose terms will then expire will be elected to serve from the time of election and qualification until the third annual meeting following election and until their successors have been duly elected and qualified. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of an equal number of directors.
      Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company’s two nominees named below, who are currently directors of the Company. The nominees have consented to be named as nominees in the proxy statement and to continue to serve as directors if elected. If either nominee becomes unable or declines to serve as a director or if additional persons are nominated at the meeting, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of the nominees listed below if possible (or, if new nominees have been designated by the Board of Directors, in such a manner as to elect such nominees), and the specific nominees to be voted for will be determined by the proxy holders.
      The nominees for the Class II Directors and their biographical information are as follows:

•	James A. Spudich’s biographical information can be found below in the Board of Directors section.

•	Charles Homcy’s biographical information can be found below in the Board of Directors section.
      The Company is not aware of any reason that either nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the Company’s Annual Meeting of Stockholders held in 2009 or until a successor has been elected and qualified. There are no arrangements or understandings between any director or executive officer and any other person pursuant to which he is or was to be selected as a director or officer of the Company.
Vote Required
      Directors will be elected by a plurality vote of the shares of the Company’s Common Stock present or represented and entitled to vote on this matter at the meeting. Accordingly, the candidates receiving the highest number of affirmative votes of shares represented and voting on this proposal at the meeting will be elected directors of the Company. Votes withheld from a nominee and broker non-votes will be counted for purposes of determining the presence or absence of a quorum but, because directors are elected by a plurality vote, will have no impact once a quorum is present. See “Quorum; Abstentions; Broker Non-Votes.”
THE CLASS I AND III DIRECTORS RECOMMEND THAT
STOCKHOLDERS VOTE FOR THE CLASS II NOMINEES LISTED ABOVE.

PROPOSAL TWO
RATIFICATION OF SELECTION OF PRICEWATERHOUSECOOPERS LLP
AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM TO THE COMPANY FOR
THE FISCAL YEAR
ENDING DECEMBER 31, 2006
      The Audit Committee of the Board of Directors has selected PricewaterhouseCoopers LLP, an independent registered public accounting firm, to audit the financial statements of the Company for the fiscal year ending December 31, 2006, and recommends that the stockholders vote for ratification of such selection. Although action by stockholders is not required by law, the Board of Directors has determined that it is desirable to request approval of this selection by the stockholders. Notwithstanding the selection or ratification, the Audit Committee, in its discretion, may direct the selection of a new independent registered public accounting firm at any time during the year, if the Audit Committee determines that such a change would be in the best interest of the Company.
      Representatives of PricewaterhouseCoopers LLP are expected to be present at the meeting and will be afforded the opportunity to make a statement if they desire to do so, and are also expected to be available to respond to appropriate questions.
THE BOARD OF DIRECTORS RECOMMENDS THAT
STOCKHOLDERS VOTE FOR RATIFICATION OF THE SELECTION BY THE AUDIT
COMMITTEE OF THE BOARD OF DIRECTORS OF
PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM TO THE COMPANY
FOR THE FISCAL YEAR ENDING DECEMBER 31, 2006.
Principle Accountant Fees and Services
      Fees billed for professional services provided by our independent registered public accounting firm in each of the last two fiscal years are:

	Years Ended
	December 31,

	2005	2004

Audit Fees	$340,840	$624,400
Audit Related Fees	—	—
Tax Fees	15,000	24,540
Other Fees	—	—

	$355,840	$648,940

      PricewaterhouseCoopers LLP served as our independent registered public accounting firm for the years ended December 31, 2005 and 2004.
      Audit fees include fees associated with the annual audit of our financial statements, the interim review of our financial statements included in quarterly reports on Form 10-Q, fees associated with Sarbanes-Oxley compliance, audit services provided in connection with our initial public offering of Common Stock completed in May 2004, issuance of consents relating to registration statement filings with the SEC and all services that are normally provided by the accounting firm in connection with statutory and regulatory filings or engagements. Tax fees include professional service fees for tax compliance services.
      All auditing services and non-audit services provided to the Company by our independent registered public accounting firm are required to be pre-approved by the Audit Committee. The pre-approval of non-audit services to be provided by PricewaterhouseCoopers LLP includes making a determination that the provision of the services is compatible with maintaining the independence of PricewaterhouseCoopers LLP as our independent registered public accounting firm. All services for audit and tax fees set forth in the table above were pre-approved by the Company’s Audit Committee.

PROPOSAL THREE
APPROVAL OF AMENDMENT TO THE COMPANY’S
2004 EMPLOYEE STOCK PURCHASE PLAN
      We are asking our stockholders to approve an amendment to the Company’s 2004 Employee Stock Purchase Plan (the “ESPP”) to increase by 1,000,000 the number of shares of Common Stock that may be issued under the ESPP (“Shares”). Our Board of Directors has approved the addition of Shares to the ESPP, subject to approval from our stockholders at the 2006 Annual Meeting of Stockholders.
      Prior to taking into account the additional 1,000,000 Shares requested for issuance under the ESPP pursuant to this Proposal Three, a total of 500,000 Shares were available for issuance under the ESPP. During 2005, 179,520 Shares were purchased under the ESPP at a price of $4.25 per Share. During 2004, 69,399 Shares were purchased under the ESPP at a price of $8.03 per Share. As of March 31, 2006, only 251,081 Shares remained available for issuance under the ESPP. Our Board of Directors believes that the number of Shares that remain available for issuance will be insufficient to achieve the purposes of the ESPP over the term of the plan unless the additional Shares are authorized and approved by the stockholders.
      We believe strongly that the approval of the additional Shares to the ESPP is essential to our continued success. Our employees are our most valuable assets. The incentives provided by the ESPP are vital to our ability to attract and retain outstanding and highly skilled individuals in the extremely competitive labor markets in which we must compete.
Description of the Employee Stock Purchase Plan
      The following paragraphs provide a summary of the principal features of the ESPP and its operation. The ESPP, as amended by the Board of Directors and subject to stockholder approval as described in this Proposal Three, is set forth in its entirety as Appendix A to this Proxy Statement. The following summary is qualified in its entirety by reference to Appendix A.
Purpose
      The Board of Directors previously adopted the ESPP on January 21, 2004 and it became effective on May 3, 2004 in connection with the Company’s initial public offering of its common stock. Employees have participated in the ESPP since May 3, 2004. The purpose of the ESPP is to provide eligible employees of the Company with the opportunity to purchase Shares through payroll deductions. The ESPP is intended to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”).
Eligibility to Participate
      An employee is eligible to participate in the ESPP if he or she is a common law employee and is customarily employed for at least 20 hours per week and more than five months in any calendar year, however no employee shall be granted an option under the ESPP to the extent that immediately after the grant the employee would own capital stock possessing 5% or more of the total combined voting power or value of all classes of the Company’s capital stock or to the extent that his or her right to purchase stock under all employee stock purchase plans of the Company (or any parent or subsidiary of the Company) would exceed $25,000 worth of stock for each calendar year in which such option is outstanding. The maximum number of Shares purchasable in any one purchase period by any individual is 1,250 Shares.
      As of March 31, 2006, approximately 149 employees were eligible to participate in the ESPP.
Administration, Amendment and Termination
      The Board of Directors or a committee of the members of the Board of Directors (collectively referred to as the “Administrator”) administers the ESPP. Subject to the terms of the ESPP, the Administrator shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the ESPP, to determine eligibility, to adjudicate claims under the ESPP and to establish such procedures that it deems necessary for the administration of the ESPP. The Administrator may delegate one or more of ministerial duties in the administration of the ESPP.
      The Administrator may amend or terminate the ESPP at any time and for any reason. However, to the extent necessary to comply with Section 423 of the Code, the Company shall obtain stockholder approval of any changes to the extent required.
      The ESPP will continue in effect until it is terminated by the Administrator.
Number of Shares of Common Stock available under the ESPP
      Prior to taking into account the increase by 1,000,000 Shares requested pursuant to this Proposal Three, a total of 500,000 Shares were authorized for issuance under the ESPP. In the event that any dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of the Company’s common stock, or other change in the corporate structure of the Company such that an adjustment is determined by the Administrator (in its sole discretion) to be appropriate to prevent a dilution or enlargement of the benefits to be available under the ESPP, appropriate adjustments may be made to (a) adjust the number and class of common stock issuable under the ESPP, and (b) to adjust the purchase price per Share and the number of Shares covered by each outstanding option under the ESPP.
      Should the total number of Shares to be purchased pursuant to outstanding options on any particular date exceed either (a) the number of Shares that were available for sale under the ESPP on the enrollment date of the applicable offering period or (b) the number of Shares then available for issuance under the ESPP on such exercise date, then the Administrator, in its sole discretion, may provide that the Company shall make a pro rata allocation of the Shares available for purchase on such enrollment date or exercise date, as applicable, in as uniform a manner as shall be practicable and then choose to either terminate or continue the offering period then in effect.
Offering Period and Purchase Rights
      Shares are offered under the ESPP through a series of consecutive overlapping offering periods of approximately 24 months. The Administrator may change the duration of an offering period in its sole discretion. The ESPP currently provides that such offering periods will begin on the first trading day on or after May 1 and on the first trading day on or after November 1 each year over the term of the ESPP. Accordingly, two separate offering periods will begin in each calendar year.
      Each offering period will consist of a series of one or more successive purchase periods. Currently, purchase periods run from the first trading day on or after May 1 to the first trading day on or after November 1.
      If the fair market value per Share on any exercise date within a particular offering period is less than the fair market value per Share on the enrollment date of that offering period, then the participants in that offering period will automatically be transferred from that offering period after the exercise of their option on such exercise date and re-enrolled in the immediately following offering period.
Purchase of Shares
      On the exercise date, the Company uses the payroll deductions of each participating employee to purchase Shares for such employees. The purchase price of the Shares purchased on behalf of each participant on each exercise date will be equal to 85% of the lower of (i) the fair market value per Share on the start date of the offering period in which the participant is enrolled or (ii) the fair market value on the exercise date. The fair market value under the ESPP generally means the closing sales price for the Company’s common stock on the NASDAQ National Market System for the day in question.

Withdrawal Rights and Termination of Employment
      A participant may withdraw from the ESPP at any time, and his or her accumulated payroll deductions will be refunded. Upon the participant’s cessation of employment or loss of eligible employee status, payroll deductions will automatically cease. Any payroll deductions the participant may have made for the offering period in which such cessation of employment or loss of eligibility occurs will be refunded as promptly as practicable
Change in Ownership
      In the event of a change of control, each outstanding option will be assumed or substituted for by the successor corporation (or a parent or subsidiary of such successor corporation). If the successor corporation refuses to assume or substitute for such outstanding option, the purchase period then in progress will be shortened and all outstanding options will automatically be exercised immediately prior to the effective date of such change. Any offering periods then in effect will end on such shortened date.
Number of Shares Purchased by Certain Individuals and Groups
      Given that the number of Shares that may be purchased under the ESPP is determined, in part, on the stock’s market value on the first and last day of the enrollment period and given that participation in the ESPP is voluntary on the part of employees, the actual number of Shares that may be purchased by any individual is not determinable. For illustrative purposes, the following table sets forth (a) the number of Shares that were purchased during fiscal 2005 under the ESPP, and the (b) average price per Share purchase price paid for such Shares.

	Number of Shares	Average per Share
Name of Individual or Group	Purchased	Purchase Price

James H. Sabry, M.D., Ph.D.	—	$—
Chief Executive Officer
Robert I. Blum	1,250	$4.25
President
Andrew Wolff, M.D., F.A.C.C	—	$—
Senior Vice President, Clinical Research and Development and Chief Medical Officer
Sharon A. Surrey-Barbari	2,500	$4.25
Senior Vice President, Finance and Chief Financial Officer
David J. Morgans, Jr., Ph.D.	—	$—
Senior Vice President, Preclinical Research and Development
All directors who are not executive officers, as a group(1)	—	$—
All employees who are executive officers, as a group	6,483	$4.25
All employees who are not executive officers, as a group	173,037	$4.25

(1)	Directors who are not employees of the Company are not eligible to participate in the ESPP.
Tax Aspects
      Based on management’s understanding of current federal income tax laws, the tax consequences of the purchase of Shares under the ESPP are as follows.
      An employee will not have taxable income when the Shares are purchased for him or her, but the employee generally will have taxable income when the employee sells or otherwise disposes of Shares purchased through the ESPP.

      For Shares that the employee does not dispose of until more than 24 months after the applicable enrollment date and more than 12 months after the purchase date (the “holding period”), gain up to the amount of the discount (if any) from the market price of the Shares on the enrollment date (or re-enrollment date) is taxed as ordinary income. Any additional gain above that amount is taxed at long-term capital gain rates. If, after the holding period, the employee sells the Shares for less than the purchase price, the difference is a long-term capital loss. Shares sold within the holding period are taxed at ordinary income rates on the amount of discount received from the Share’s market price on the purchase date. Any additional gain (or loss) is taxed to the stockholder as long-term or short-term capital gain (or loss). The purchase date begins the period for determining whether the gain (or loss) is short-term or long-term.
      The Company may deduct for federal income tax purposes an amount equal to the ordinary income the employee must recognize when he or she disposes of Shares purchased under the ESPP within the holding period. The Company may not deduct any amount for Shares disposed of after the holding period.
Summary
      We believe strongly that the approval of the additional Shares to the ESPP is essential to our continued success. The ESPP constitutes an important incentive for employees of the Company and helps us to attract, retain and motivate people whose skills and performance are critical to our success. Our employees are our most valuable assets. We strongly believe that the addition of the requested Shares to the ESPP is essential for us to compete for talent in the very difficult labor markets in which we operate.
Vote Required
      The Approval of the amendment to the Company’s 2004 Employee Stock Purchase Plan requires the affirmative vote of a majority of the Votes Cast on the proposal at the meeting.
THE BOARD OF DIRECTORS RECOMMENDS THAT
STOCKHOLDERS VOTE FOR APPROVAL OF THE AMENDMENT
TO THE COMPANY’S 2004 EMPLOYEE STOCK PURCHASETO INCREASE THE
NUMBER OF SHARES AUTHORIZED FOR ISSUANCE UNDER SUCH
PLAN BY 1,000,000 SHARES.

Security Ownership of Certain Beneficial Owners and Management
      The following table sets forth, as of February 28, 2006, certain information with respect to the beneficial ownership of the Company’s Common Stock by (i) any person (including any group as that term is used in Section 13(d)(3) of the Exchange Act), known by the Company to be the beneficial owner of more than 5% of the Company’s voting securities, (ii) each director and each nominee for director to the Company, (iii) each of the executive officers named in the Summary Compensation Table appearing herein, and (iv) all such executive officers, directors and nominees for director of the Company as a group. The number and percentage of shares beneficially owned are based on the aggregate of 35,569,702 shares of Common Stock outstanding as of February 28, 2006, adjusted as required by the rules promulgated by the SEC. The Company does not know of any arrangements, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change of control of the Company.

		Percent of Common
Name and Address of Beneficial Owner	Number of Shares	Stock Outstanding

5% Stockholders:
Federated Investors, Inc.(1)	4,810,000	13.5%
Federated Investors Tower Pittsburgh, PA 15222-3779
Wellington Management Company, LLP(2)	3,659,752	10.3%
75 State Street Boston, MA 02109
Entities affiliated with Sevin Rosen Funds(3)	3,167,692	8.9%
Two Galleria Tower 13455 Noel Road Dallas, TX 75240
Entities affiliated with Credit Suisse First Boston(4)	3,117,101	8.8%
Eleven Madison Ave. New York, NY 10010
Glaxo Group Limited	2,042,610	5.7%
Glaxo Wellcome House Berkeley Avenue, Greenford, Middlesex, England, UB6ONN
Entities affiliated with Mayfield(5)	2,031,713	5.7%
2800 Sand Hill Road, Suite 250 Menlo Park, CA 94025
Columbia Wanger Asset Management, L.P.(6)	2,000,000	5.6%
227 West Monroe Street, Suite 3000 Chicago, IL 60606
Executive Officers and Directors:
James H. Sabry, M.D., Ph.D.(7)	956,800	2.6%
Robert I. Blum(8)	502,862	1.4
David J. Morgans, Jr., Ph.D.(9)	189,707	*
Sharon A. Surrey-Barbari(10)	50,166	*
Andrew A. Wolff, M.D., F.A.C.C.(11)	46,666	*
Stephen Dow(12)	3,300,192	9.3%
Two Galleria Tower 13455 Noel Road Dallas, TX 75240

		Percent of Common
Name and Address of Beneficial Owner	Number of Shares	Stock Outstanding

A. Grant Heidrich, III(13)	2,068,253	5.8%
Mayfield Fund 2800 Sand Hill Road, Suite 250 Menlo Park, CA 94025
Charles Homcy, M.D.(14)	50,000	*
Portola Pharmaceuticals 270 East Grand Avenue South San Francisco, CA 94080
Mark McDade(15)	3,333	*
One Market, Suite 1475 Steuart Tower San Francisco, CA 94105
Michael Schmertzler (16)(4)	3,112,761	8.7%
Eleven Madison Ave. New York, NY 10010
James A. Spudich, Ph.D. (17)	255,300	*
Stanford School of Medicine Beckman Center, Room B405 Stanford, CA 94305-5307
All directors and named executive officers as a group (11 persons)	10,536,040	28.4%

*	Represents beneficial ownership of less than one percent (1%) of the outstanding shares of our Common Stock.

(1)	Based on a Schedule 13G filed with the SEC on February 21, 2006.

(2)	Based on a Schedule 13G filed with the SEC on February 14, 2006.

(3)	Based on a Schedule 13G filed with the SEC on February 15, 2006. Represents: (a) 3,690 shares of Common Stock held by Sevin Rosen Bayless Management Company; (b) 1,615,715 shares of Common Stock held by Sevin Rosen VI L.P.; (c) 127,235 shares of Common Stock held by Sevin Rosen Fund VI Affiliates Fund L.P.; (d) 755,631 shares of Common Stock held by Sevin Rosen Fund VIII L.P.; (e) 15,421 shares of Common Stock held by Sevin Rosen VIII Affiliates Fund L.P.; (f) 625,950 shares of Common Stock held by Sevin Rosen Fund VII L.P.; and (g) 24,050 shares of Common Stock held by Sevin Rosen VII Affiliates Fund L.P.

(4)	Based on a Schedule 13G filed with the SEC on February 14, 2006. Includes 1,765,683 shares held in trust at Wells Fargo & Company. At the completion on May 3, 2004 of our initial public offering, all of the shares held by Credit Suisse First Boston affiliated entities, except for shares constituting 4.99% of the outstanding Common Stock of the Company on such date, were deposited in a voting trust having Wells Fargo Bank, N.A. as the trustee. Under the terms of the voting trust agreement, the trustee has the power to vote these shares as it believes in its sole judgment is in the best interests of the stockholders of the Company. In addition, the trustee is required to vote the shares to prevent the election of more than one Credit Suisse First Boston affiliate as a director of the Company. Each entity that deposits shares will retain the power to remove its shares from the voting trust or sell its shares to third parties so long as the transferee is not affiliated with Credit Suisse First Boston or is otherwise considered an eligible transferee under the terms of the voting trust agreement. The voting trust agreement will expire in April 2014, or such earlier time as Credit Suisse First Boston ceases to be an affiliate of the Company.

(5)	Based on a Schedule 13G filed with the SEC on February 13, 2006. Represents: (a) 1,781,358 shares of Common Stock held by Mayfield IX; (b) 93,755 shares of Common Stock held by Mayfield Associates Fund IV; (c) 142,895 shares of Common Stock held by Cell Trust; and (d) 13,705 shares of Common Stock held by Cell Trust II.

(6)	Based on a Schedule 13G filed with the SEC on February 14, 2006.

(7)	Represents: (a) 210,000 shares of Common Stock held by the Sabry-Spence Family Trust, and (b) 746,800 shares of Common Stock underlying options granted to Dr. Sabry that are exercisable within 60 days of February 28, 2006, of which 72,189 shares underlying such options would remain subject to the Company’s repurchase right upon termination of Dr. Sabry’s service relationship with the Company.

(8)	Represents: (a) 65,000 shares of Common Stock held by Mr. Blum; (b) 12,500 shares of Common Stock held by The Brittany Blum 2003 Irrevocable Trust; (c) 12,500 shares of Common Stock held by The Bridget Blum 2003 Irrevocable Trust; and (d) 412,862 shares of Common Stock underlying options granted to Mr. Blum that are exercisable within 60 days of February 28, 2006, of which 111,789 shares underlying such options would remain subject to the Company’s repurchase right upon termination of Mr. Blum’s service relationship with the Company.

(9)	Represents: (a) 20,000 shares of Common Stock held by Dr. Morgans, and (b) 169,707 shares of Common Stock underlying options exercisable within 60 days of February 28, 2006 of which 21,657 shares underlying such options would remain subject to the Company’s repurchase right upon termination of Dr. Morgan’s service relationship with the Company.

(10)	Represents: (a) 2,500 shares of Common Stock held by Ms. Surrey-Barbari, and (b) 47,666 shares of Common Stock underlying options granted to Ms. Surrey-Barbari that are exercisable within 60 days of February 28, 2006.

(11)	Represents 46,666 shares of Common Stock underlying options granted to Dr. Wolff that are exercisable within 60 days of February 28, 2006.

(12)	Based on a Form 4 filed February 17, 2006 and a Schedule 13G filed with the SEC on February 15, 2006 for entities affiliated with Sevin Rosen Funds. Represents: (a) 3,690 shares of Common Stock held by Sevin Rosen Bayless Management Company; (b) 1,615,715 shares of Common Stock held by Sevin Rosen VI L.P.; (c) 127,235 shares of Common Stock held by Sevin Rosen Fund VI Affiliates Fund L.P.; (d) 755,631 shares of Common Stock held by Sevin Rosen Fund VIII L.P.; (e) 15,421 shares of Common Stock held by Sevin Rosen VIII Affiliates Fund L.P.; (f) 625,950 shares of Common Stock held by Sevin Rosen Fund VII L.P.; (g) 24,050 shares of Common Stock held by Sevin Rosen VII Affiliates Fund L.P.; (h) 125,000 shares of Common Stock held by the Dow Family Trust; and (h) 7,500 shares of Common Stock underlying options granted to Mr. Dow that are exercisable within 60 days of February 28, 2006. Stephen Dow is a general partner of each of the Sevin Rosen entities except for Sevin Rosen Bayless Management Company, of which he is a Vice President. Mr. Dow disclaims beneficial ownership of the shares held by entities affiliated with Sevin Rosen Funds, except to the extent of his proportionate partnership interest therein.

(13)	Based in part on a Schedule 13G filed with the SEC on February 13, 2006 for entities affiliated with Mayfield. Represents: (a) 1,781,358 shares of Common Stock held by Mayfield IX; (b) 93,755 shares of Common Stock held by Mayfield Associates Fund IV; (c) 142,895 shares of Common Stock held by Cell Trust; (d) 13,705 shares of Common Stock held by Cell Trust II; (e) 29,040 shares of Common Stock held by The A. Grant III & Jeanette Yvonne Heidrich Community Property Trust; and (f) 7,500 shares of Common Stock underlying options granted to Mr. Heidrich that are exercisable within 60 days of February 28, 2006. A. Grant Heidrich is a Managing Director of Mayfield IX Management, L.L.C. and a General Partner of Mayfield IX and Mayfield Associates Fund IV. Mr. Heidrich disclaims beneficial ownership of the shares held by entities affiliated with Mayfield, except to the extent of his proportionate partnership interest therein.

(14)	Represents 50,000 shares of Common Stock underlying options granted to Dr. Homcy that are exercisable within 60 days of February 28, 2006.

(15)	Represents 3,333 shares of Common Stock underlying options granted to Mr. McDade that are exercisable within 60 days of February 28, 2006.

(16)	Based on a Form 4 filed on May 3, 2004. Represents: (a) 2,227,895 shares of Common Stock held by Credit Suisse First Boston Equity Partners, L.P.; (b) 622,753 shares of Common Stock held by Credit Suisse First Boston Equity Partners (Bermuda), L.P.; (c) 144,000 shares of Common Stock held by

EMA Private Equity Fund 2000, L.P.; (d) 108,631 shares of Common Stock held EMA Partners Fund 2000, L.P.; and (e) 1,982 shares of Common Stock held by Credit Suisse First Boston U.S. Executive Advisors, L.P.’ and (f) 7,500 shares of Common Stock underlying options granted to Mr. Schmertzler that are exercisable within 60 days of February 28, 2006. Michael Schmertzler is a Managing Director of Aries Advisors, LLC, the sub-advisor to Credit Suisse First Boston Equity Partners, L.P. Mr. Schmertzler disclaims beneficial ownership of the shares held by entities affiliated with Credit Suisse First Boston except to the extent of his proportionate partnership or membership interest therein.

(17)	Represents: (a) 237,800 shares of Common Stock held by held by Dr. Spudich; and (b) 17,500 shares of Common Stock underlying options granted to Dr. Spudich that are exercisable within 60 days of February 28, 2006.

      Except as otherwise noted above, the address of each person listed on the table is c/o Cytokinetics, Incorporated, 280 East Grand Avenue, South San Francisco, CA 94080.

Board of Directors
      The following table sets forth for each Class I Director, each Class II Director, and each Class III Director of the Company, in alphabetical order, their ages and present positions with the Company as of March 31, 2006.

Name	Age	Position

Stephen Dow(1)(2)	50	Class III Director
A. Grant Heidrich, III(1)(3)	53	Class I Director
Charles Homcy, M.D.	57	Class II Director
Mark McDade(3)	50	Class III Director
James H. Sabry, M.D., Ph.D.	47	Chief Executive Officer; Class I Director
Michael Schmertzler(1)(3)	54	Class III Director
James A. Spudich, Ph.D.(2)	64	Class II Director

(1)	Member of Audit Committee.

(2)	Member of the Nominating and Governance Committee.

(3)	Member of Compensation Committee.
      There is no family relationship between any director or executive officer of the Company.
      Stephen Dow has served as a member of our Board of Directors since April 1998. Mr. Dow has been a General Partner with Sevin Rosen Funds, a venture capital firm, since 1983. Since 1989, Mr. Dow has served on the Board of Directors of Citrix Systems Inc., an enterprise software company. Mr. Dow received a B.A. in Economics and an M.B.A. from Stanford University.
      A. Grant Heidrich, III has served as a member of our Board of Directors since April 1998. Mr. Heidrich has been a Managing Director of certain Mayfield funds, a venture capital firm, since 1983. Mr. Heidrich currently serves as a member of the Board of Directors of Millennium Pharmaceuticals, Inc. and PolyFuel, Inc. Mr. Heidrich received a B.A. in Human Biology from Stanford University and an M.B.A. from Columbia University.
      Charles Homcy, M.D. has served as a member of our Board of Directors since February 2003. Since November 2003, Dr. Homcy has served as Chief Executive Officer of Portola Pharmaceuticals, Inc., a biopharmaceutical company. From January 2003 to November 2003, Dr. Homcy served as Senior Research and Development Advisor of Millennium Pharmaceuticals, a biopharmaceutical company. From February 2002 to December 2002, Dr. Homcy served as the President of Research and Development at Millennium Pharmaceuticals. From 1995 to February 2002, he served as Executive Vice President, Research and Development of COR Therapeutics, Inc., where he served as a member of the Board of Directors from 1998 to February 2002. From 1994 to March 1995, Dr. Homcy was President of the Medical Research Division of American Cyanamid Company-Lederle Laboratories (now a division of Wyeth-Ayerst Laboratories). From 1990 to 1994, Dr. Homcy was Executive Director of the Cardiovascular and Central Nervous System Research Section at Lederle Laboratories. Dr. Homcy currently serves on the Board of Directors of Millennium Pharmaceuticals, Kosan Biosciences, Inc. and Geron Corporation. Dr. Homcy received an A.B. in Biology and an M.D. from Johns Hopkins University.
      Mark McDade has served as a member of our Board of Directors since April 2005. Since November 2002, Mr. McDade has served as Chief Executive Officer and a director of PDL BioPharma Inc., a biotechnology company. From December 2000 until November 2002, he served as Chief Executive Officer of Signature BioScience, Inc., a biopharmaceutical company. Prior to that, he co-founded and served as Chief Operating Officer at Corixa Corporation, a biopharmaceutical company, from September 1994 until December 1998, and as President and Chief Operating Officer from January 1999 to November 2000. Mr. McDade also serves on the Board of Directors of Valentis, Inc. Mr. McDade received a B.A. in History from Dartmouth College and an M.B.A. from the Harvard Business School.

      James H. Sabry, M.D., Ph.D. co-founded the Company in August 1997 and has been a member of our Board of Directors since the Company’s inception. Dr. Sabry serves as our Chief Executive Officer and from August 1997 through February 2006, he served as both our President and Chief Executive Officer. He held faculty positions at the University of California, San Francisco, from 1989 to 1998, and Harvard Medical School from 1984 to 1987. Dr. Sabry received an M.D. from Queens University and a Ph.D. in Cell Biology from the University of California, San Francisco.
      Michael Schmertzler has served as a member of our Board of Directors since April 2003. Since 2001, Mr. Schmertzler has been a Managing Director of Aries Advisors, LLC, the sub-advisor to Credit Suisse First Boston Equity Partners, L.P., a private equity fund, and the Chair of the investment committee. From 1997 to 2001, Mr. Schmertzler was Co-Head of United States and Canadian Private Equity at Credit Suisse First Boston, an investment banking company. Prior to 1997, Mr. Schmertzler held various management positions with Morgan Stanley and its affiliates, including President of Morgan Stanley Leveraged Capital Funds and Managing Director, and was Managing Director and Chief Financial Officer of Lehman Brothers Kuhn Loeb, an investment banking firm. Mr. Schmertzler received a B.A. from Yale College in Molecular Biophysics and Biochemistry, History and City Planning and an M.B.A. from the Harvard Business School.
      James A. Spudich, Ph.D. co-founded our company in August 1997 and has served as a member of our Board of Directors since August 1997. From September 1998 to September 1999, he served as our Principle Scientist. Dr. Spudich is the Douglass M. Nola Leishman Professor in Cardiovascular Disease and Professor of Biochemistry and Developmental Biology at Stanford University, where he has been a member of the faculty since 1977. From 1994 to 1998, Dr. Spudich served as Chairman of Stanford University’s Department of Biochemistry. From 1979 to 1984, he was Chairman of Stanford’s Department of Structural Biology. He was elected a member of the American Academy of Arts and Sciences in 1997 and a member of the National Academy of Sciences in 1991. Dr. Spudich is also a member of our Scientific Advisory Board. Dr. Spudich received a B.S. in Chemistry from the University of Illinois and a Ph.D. in Biochemistry from Stanford University.
Director Compensation
      The Company reimburses its non-employee directors for their expenses incurred in connection with attending Board of Directors and committee meetings. Non-employee directors receive an annual retainer of $15,000 and a per meeting fee of $750 for attendance at each Board of Directors and committee meeting or $500 for each such meeting attended by telephone. The Chairpersons of the Compensation Committee and the Nominating and Governance Committee each receives, in lieu of the committee meeting fees described above, a $1,500 per committee meeting fee for attendance in person and $1,000 per committee meeting fee for attendance by telephone. The Chairperson of the Audit Committee, in lieu of the committee meeting fees described above, receives a $2,250 per committee meeting fee for attendance in person and $1,500 per committee meeting fee for attendance by telephone. We have in the past granted non-employee directors options to purchase our Common Stock pursuant to the terms of our 1997 Stock Option/ Stock Issuance Plan, and our Board of Directors continues to have the discretion to grant options to new and continuing non-employee directors.
      In January and March 2004, our Board of Directors and stockholders, respectively, approved our 2004 Equity Incentive Plan, which provides for automatic grants of stock options to directors who are not our officers or employees. The 2004 Equity Incentive Plan provides that such directors will automatically receive:

•	a one-time option grant of 10,000 shares vesting annually over three years from the date of joining the Board of Directors, which is to be granted on such date (exercised at a price per share equal to the fair market value of our Common Stock on the date of grant); and

•	annual option grants of 7,500 shares vested in full on the date of grant, which are to be granted on the date of each annual stockholder meeting (exercised at a price per share equal to the fair market value of our Common Stock on the date of grant), provided that such grant will only be made to non-employee directors that have been members of the Board of Directors for at least six months at the time of such annual stockholder meeting.

      Employee directors who meet the eligibility requirements may participate in the Company’s 2004 Employee Stock Purchase Plan.
      The Company maintains directors and officers indemnification insurance coverage. This insurance covers directors and officers individually. These policies currently run from May 15, 2005 through May 15, 2006 at a total annual cost of $368,650. The primary carrier is Old Republic Insurance Co.
Board Meetings and Committees
      The Board of Directors of the Company held a total of eleven meetings during the fiscal year ended December 31, 2005. None of the directors serving throughout fiscal year 2005 attended fewer than 75% of the aggregate of all meetings of the Board of Directors and the committees of the Board of Directors upon which such director served, with the exception of Charles Homcy. James H. Sabry, James A. Spudich, and A. Grant Heidrich attended all meetings of the Board of Directors. The Board of Directors has determined that directors Stephen Dow, A. Grant Heidrich, Michael Schmertzler, Mark McDade and James A. Spudich are each independent as defined under the National Association of Securities Dealers, Inc. The Board of Directors has a standing Audit Committee that oversees the accounting and financial reporting processes of the Company and the audits of the Company’s financial statements, a standing Compensation Committee and a standing Nominating and Governance Committee.
      The Audit Committee consists of directors Stephen Dow, A. Grant Heidrich and Michael Schmertzler, each of whom the Board of Directors has determined is independent as defined under the National Association of Securities Dealers, Inc. listing standards as well as the SEC rules. The Board of Directors has also determined that Stephen Dow is an “audit committee financial expert” as defined in the SEC rules. The Audit Committee operates under a written charter adopted by the Board of Directors. The Audit Committee reviews the Company’s internal accounting procedures, consults with and reviews the services provided by the Company’s independent registered public accounting firm and selects the independent registered public accounting firm for the Company. The Audit Committee held fourteen meetings during the fiscal year 2005.
      The Compensation Committee consists of directors A. Grant Heidrich, Michael Schmertzler and Mark McDade, each of whom the Board of Directors has determined is independent as defined under the National Association of Securities Dealers, Inc. listing standards. The Compensation Committee reviews and approves the salaries, incentive compensation and benefits of the Company’s officers and employees and administers the Company’s stock plans and employee benefit plans. The Compensation Committee held eight meetings during the fiscal year 2005.
      The Nominating and Governance Committee consists of directors Stephen Dow and James A. Spudich, each of whom the Board of Directors of the Company has determined is independent as defined under the National Association of Securities Dealers, Inc. listing standards. The Board of Directors has adopted a written charter for the Nominating and Governance Committee. The Company maintains a copy of the Nominating and Governance Committee charter on its website: www.cytokinetics.com. The Nominating and Governance Committee is responsible for developing a Board of Directors capable of advising the Company’s management in fields related to current or future business directions of the Company, and regularly reviews issues and developments relating to corporate governance and formulates and recommends corporate governance standards to the Board of Directors. The Nominating and Governance Committee held three meetings during the fiscal year 2005.
      The Nominating and Governance Committee approves all nominees for membership on the Board of Directors, including the slate of director nominees to be proposed by the Board of Directors to our stockholders for election or any director nominees to be elected or appointed by the Board of Directors to fill interim director vacancies on the Board of Directors.
      In addition, the Nominating and Governance Committee appoints directors to committees of the Board of Directors and suggests rotation for Chairpersons of committees of the Board of Directors as it deems desirable from time to time; and evaluates and recommends to the Board of Directors the termination of membership of individual directors in accordance with the Board of Directors’ corporate governance principles, for cause or other appropriate reasons (including, without limitation, as a result of changes in directors’ employment or consulting status).
      The Nominating and Governance Committee assists the Board of Directors in identifying qualified persons to serve as directors of the Company. The Nominating and Governance Committee evaluates all proposed director nominees, evaluates incumbent directors before recommending re-nomination, and recommends all approved candidates to the Board of Directors for appointment or nomination to Company stockholders. The Nominating and Governance Committee selects as candidates to the Board of Directors for appointment or nomination individuals of high personal and professional integrity and ability who can contribute to the Board of Directors’ effectiveness in serving the interests of the Company’s stockholders. The Company has in the past used, and the Nominating and Governance Committee intends to use in the future, an executive recruiting firm to assist in the identification and evaluation of qualified candidates to join the Board of Directors. For these services, the executive recruiting firm is paid a fee. Director nominees are expected to have considerable management experience that would be relevant to our current and expected future business directions, a track record of accomplishment and a commitment to ethical business practices.
      We do not have a formal policy regarding stockholder communication with the Board of Directors. However, stockholders of the Company may communicate directly with the Board of Directors in writing, addressed to:
Board of Directors
c/o Corporate Secretary
Cytokinetics, Incorporated
280 East Grand Avenue
South San Francisco, California 94080
OR by email to investors@cytokinetics.com
      The Corporate Secretary will review each stockholder communication. The Corporate Secretary will forward to the entire Board of Directors (or to members of a Board of Directors’ committee, if the communication relates to a subject matter clearly within that committee’s area of responsibility) each communication that (a) relates to the Company’s business or governance, (b) is not offensive and is legible in form and reasonably understandable in content, and (c) does not merely relate to a personal grievance against the Company or a team member or to further a personal interest not shared by the other stockholders generally. Stockholders who would like their submissions directed to an individual member of the Board of Directors may so specify, and the communication will be forwarded, as appropriate.
      The Nominating and Governance Committee has not established a procedure for considering nominees for director nominated by the Company’s stockholders. The Board of Directors believes that our independent committee can identify appropriate candidates to our Board of Directors. Stockholders may nominate candidates for director in accordance with the advance notice and other procedures contained in our Bylaws.
      We do not have formal policies regarding attendance by members of the Board of Directors at our annual meetings of stockholders, but directors are encouraged to attend such meetings of the Company’s stockholders. James H. Sabry attended the 2005 annual meeting.
Compensation Committee Interlocks and Insider Participation
      During the fiscal year ended 2005, directors A. Grant Heidrich, Michael Schmertzler and, effective in October 2005, Mark McDade, and former director William J. Rutter served on the Compensation Committee. No current or former member of the Compensation Committee or executive officer of the Company has served as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving as a member of the Company’s Board of Directors or Compensation Committee. The current and former members of the Compensation Committee have not been officers or employees of the Company while a member of the Compensation Committee during the fiscal year ended 2005.

Executive Officers
      The following table sets forth, the names of the Company’s executive officers, in alphabetical order, who are not also directors of the Company, their ages and present positions with the Company as of March 31, 2006.

Name	Age	Position

Robert I. Blum	42	President
David W. Cragg	50	Vice President, Human Resources
David J. Morgans, Jr., Ph.D.	53	Senior Vice President, Preclinical Research and Development
Sharon A. Surrey-Barbari	51	Senior Vice President, Finance and Chief Financial Officer
Jay K. Trautman, Ph.D.	47	Vice President, Research
Andrew A. Wolff, M.D., F.A.C.C.	51	Senior Vice President, Clinical Research Development and Chief Medical Officer
      Robert I. Blum was appointed as our President in February 2006. He served as our Executive Vice President, Corporate Development and Commercial Operations and Chief Business Officer from September 2004 to February 2006. From January 2004 to September 2004, he served as our Executive Vice President, Corporate Development and Finance and Chief Financial Officer. From October 2001 to December 2003, he served as our Senior Vice President, Corporate Development and Finance and Chief Financial Officer. From July 1998 to September 2001, Mr. Blum was our Vice President, Business Development. Prior to joining us in July 1998, he was Director, Marketing at COR Therapeutics, Inc., a biopharmaceutical company, since 1996. From 1991 to 1996, he was Director, Business Development at COR Therapeutics. Prior to that, Mr. Blum performed roles of increasing responsibility in sales, marketing and other pharmaceutical business functions at Marion Laboratories, Inc. and Syntex Corporation. Mr. Blum received B.A. degrees in Human Biology and Economics from Stanford University and an M.B.A. from Harvard Business School.
      David W. Cragg has served as our Vice President, Human Resources since February 2005. From October 2000 until January 2005, Mr. Cragg managed his own human resources consulting practice. From March 2000 until its acquisition in September 2000 by Yahoo!, Inc., he was Vice President, Human Resources for eGroups Inc., an internet email management company. Prior to October 2000, Mr. Cragg was a Principal Human Resources Consultant at Genentech, Inc., a biotechnology company. Mr. Cragg received a B.A. in Industrial Psychology from the University of California, Santa Cruz.
      David J. Morgans, Jr., Ph.D. has served as our Senior Vice President, Preclinical Research and Development since March 2006. He served as our Senior Vice President, Drug Discovery and Development from October 2003 to March 2006. From March 2002 to September 2003, he served as our Senior Vice President, Drug Discovery and from January 2002 to February 2002, he served as our Vice President, Drug Discovery. From October 2000 to December 2001, he served as our Vice President, Chemistry. From July 1998 to October 2000, Dr. Morgans served as Vice President of Research for Iconix Pharmaceuticals, Inc., a biopharmaceutical company. From March 1995 to July 1998, he was Vice President, Inflammatory Diseases at Roche Bioscience, a pharmaceutical company. From 1983 to 1995, he held various positions at Syntex Corporation, most recently as Director, Medicinal Chemistry. From 1980 to 1983, Dr. Morgans was Assistant Professor of Chemistry at University of California, Santa Cruz. Dr. Morgans received a B.S. in Chemistry from Saint Joseph’s University in Philadelphia and a Ph.D. in Chemistry from Columbia University.
      Sharon A. Surrey-Barbari has served as our Senior Vice President of Finance and Chief Financial Officer since September 2004. From September 2002 to August 2004, she served as Chief Financial Officer and Senior Vice President of Finance and Administration of InterMune, Inc., a biopharmaceutical company. From January 1998 to June 2002, she served at Gilead Sciences, Inc., a biopharmaceutical company, most recently as Vice President and Chief Financial Officer. From 1996 to 1998, she served as Vice President, Strategic Planning at Foote, Cone & Belding Healthcare in San Francisco, an international advertising and marketing firm. From 1972 to 1995, she was employed by Syntex Corporation where she held various management positions in corporate finance, financial planning, marketing and commercial planning. Ms. Surrey-Barbari received a B.S. in Accounting from San Jose State University.
      Jay K. Trautman, Ph.D. has served as our Vice President, Research since March 2006. He served as our Vice President, Discovery Biology and Technology from September 2005 to March 2006. Prior to that he served as Vice President, Technology from May 2003 to September 2005. He served as our Vice President, Cell Technologies from June 2002 to May 2003. From March 2000 to June 2002, he served as the Chief Executive Officer of Praelux Incorporated, a research and development company and wholly owned subsidiary of Amersham Biosciences Corp. From March 1996 to March 2000, Dr. Trautman held a variety of positions at Praelux and its predecessor company, SEQ Ltd., and was responsible for directing research and development activities. Dr. Trautman received a B.S. in Chemistry from the University of Washington and a Ph.D. in Chemistry from Cornell University.
      Andrew A. Wolff, M.D., F.A.C.C. has served as our Senior Vice President of Clinical Research and Development and Chief Medical Officer since September 2004. From September 1994 until September 2004, Dr. Wolff held various positions of increasing responsibility at CV Therapeutics, a biopharmaceutical company, most recently as Senior Vice President and Chief Medical Officer. From 1988 until 1994, he served in various drug development positions of increasing responsibility in both the United States and the United Kingdom for Syntex Corporation, most recently as the Executive Director of Medical Research and New Molecules Clinical Programs Leader. Since 1986, Dr. Wolff has held an appointment in the Cardiology Division of the University of California, San Francisco, where he is currently an Associate Clinical Professor, and is an Attending Cardiologist in the Coronary Care Unit at the San Francisco Veterans Administration Medical Center. Dr. Wolff received a B.A. degree in Chemistry and Biology from the University of Dayton and an M.D. from Washington University Medical School.
Executive Compensation
      The following table sets forth all compensation paid or accrued during fiscal years 2005, 2004 and 2003 to the Company’s Chief Executive Officer and each of the Company’s four other most highly compensated executive officers.
Summary 2005 Compensation Table

							Long-Term
							Compensation

	Annual Compensation($)						Securities		All Other
							Underlying		Compensation
Name and Principle Positions	Year	Salary(3)	Bonus		Other		Options(#)		(24)

James H. Sabry, M.D., Ph.D.	2005	$412,500	$132,800		$10,772	(8)	85,000	(12)	$1,161
Chief Executive Officer	2004	393,483	80,000		10,610	(8)	86,500	(13)	990
	2003	354,167	104,400		10,610	(8)	75,000	(14)	1,031
Robert I. Blum	2005	$329,167	$140,063	(4)	$162	(9)	45,000	(15)	687
President	2004	295,000	72,000	(4)	4,800	(10)	—		645
	2003	268,404	229,400	(4)	6,248	(10)	179,425	(16)	604
Andrew Wolff, M.D., F.A.C.C.	2005	$329,177	$66,000		$—		12,500	(17)	$1,581
Senior Vice President, Clinical	2004	92,500	92,700	(5)	—		110,000	(18)	443
Research and Development and Chief Medical Officer(1)
Sharon A. Surrey-Barbari	2005	$309,167	$65,875		—		16,500	(19)	$1,518
Senior Vice President, Finance	2004	97,170	80,700	(6)	—		110,000	(20)	506
and Chief Financial Officer(2)
David J. Morgans, Jr., Ph.D.	2005	$280,167	$93,663	(7)	$48,623	(11)	50,000	(21)	$1,455
Senior Vice President,	2004	254,167	45,800	(7)	11,123	(11)	34,000	(22)	1,262
Preclinical Research Development	2003	243,078	51,800	(7)	11,123	(11)	54,500	(23)	1,239

(1)	Dr. Wolff’s employment with the Company began on September 20, 2004.

(2)	Ms. Surrey-Barbari’s employment began with the Company began on September 7, 2004.

(3)	Includes amounts earned but deferred at the election of the named executive officers pursuant to Cytokinetics’ 401(k) employee savings and retirement plan.

(4)	Includes amounts earned under Mr. Blum’s Amended and Restated Cash Bonus Agreement, entered into on December 1, 2003, of $40,100 for 2005 and $9,000 for each of 2004 and 2003.

(5)	Includes a sign-on bonus of $80,000 pursuant to Mr. Wolff’s offer letter earned on commencement of employment with Cytokinetics.

(6)	Includes a sign-on bonus of $65,000 pursuant to Ms. Surrey-Barbari’s offer letter earned on commencement of employment with Cytokinetics.

(7)	Includes amounts earned under Mr. Morgans’ Amended and Restated Cash Bonus Agreement, entered into on December 1, 2003, of $33,100 for 2005 and $7,400 for each of 2004 and 2003.

(8)	Cytokinetics entered into an interest-bearing loan with Dr. Sabry on November 12, 2001. 100% of the interest is forgiven each year and 25% of the principle amount is forgiven on a pro rata basis over a period of four years beginning on the fifth anniversary of the loan as long as Dr. Sabry is still employed by Cytokinetics. See “Certain Relationships and Related Party Transactions — Loans to Management.” Other annual compensation for 2005 also includes $162 of miscellaneous taxable benefits paid to Dr. Sabry.

(9)	Represents miscellaneous taxable benefits paid to Mr. Blum.

(10)	Represents interest payments on a loan co-signed by us on behalf of Mr. Blum.

(11)	Cytokinetics entered into interest-bearing loans with Dr. Morgans on October 18, 2000 and May 20, 2002. 100% of the interest is forgiven each year and 25% of the principle amount is forgiven on a pro rata basis over a period of 4 years beginning on the fifth anniversary of the loan as long as Dr. Morgans is still employed by Cytokinetics. See “Certain Relationships and Related Party Transactions — Loans to Management.”

(12)	Represents a stock option granted to Dr. Sabry in April 2005. Such option vests monthly over a four-year period beginning March 1, 2005.

(13)	Represents a stock option granted to Dr. Sabry in March 2004. Such option vests monthly over a four-year period beginning March 8, 2004.

(14)	Represents a stock option granted to Dr. Sabry in May 2003. Such option vests monthly over a four-year period beginning March 1, 2003.

(15)	Represents a stock option granted to Mr. Blum in April 2005. Such option vests monthly over a four-year period beginning March 1, 2005.

(16)	Represents a stock option granted to Mr. Blum in May 2003, which vests monthly over a four-year period beginning March 1, 2003, and a stock option granted in December, 2003, which vests monthly over a five-year period beginning December 18, 2003.

(17)	Represents a stock option granted to Dr. Wolff in April 2005. Such option vests monthly over a four-year period beginning March 1, 2005.

(18)	Represents a stock option granted to Dr. Wolff in September 2004. Such option vests as to 25% of the shares subject to the option on September 7, 2004, and as to 1/48th of the shares subject to such option each month thereafter.

(19)	Represents a stock option granted to Ms. Surrey-Barbari in April 2005. Such option vests monthly over a four-year period beginning March 1, 2005.

(20)	Represents a stock option granted to Ms. Surrey-Barbari in September 2004. Such option vests as to 25% of the shares subject to the option on September 20, 2004, and as to 1/48th of the shares subject to such option each month thereafter.

(21)	Represents a stock option granted to Dr. Morgans April 2005. Such option vests monthly over a four-year period beginning March 1, 2005.

(22)	Represents a stock option granted to Dr. Morgans in March 2004. Such option vests monthly over a four-year period beginning March 8, 2004.

(23)	Represents a stock option granted to Dr. Morgans in May 2003. Such option vests monthly over a four-year period beginning March 1, 2003.

(24)	Represents group term life insurance.
Option Grants in 2005
      The following table sets forth information concerning grants of stock options to each of the executive officers named in the table above during 2005. All options granted to these executive officers in 2005 were granted under the 2004 Equity Incentive Plan. Each option vests monthly over a four year period from the date of grant. The percent of the total options set forth below is based on an aggregate of 948,615 options granted to employees during 2005.
      Potential realizable value represents hypothetical gains that could be achieved for the options if exercised at the end of the option term assuming the fair market value of the Common Stock on the date of grant appreciates at 5% and 10% over the option term. The assumed 5% and 10% rates of stock price appreciation are provided in accordance with rules of the SEC and do not represent our estimate or projection of the Company’s future Common Stock price.

	Individual Grants				Potential Realizable
					Value at Assumed
	Number of				Annual Rates of
	Securities	Percent of Total			Stock Appreciation for
	Underlying	Granted to	Exercise		Option Term
	Options	Employees During	Price per	Expiration
Name	Granted	Period (%)	Share	Date	5%	10%

James H. Sabry, M.D., Ph.D.	85,000	8.9604	$6.59	04/11/15	$352,275	$892,735
Robert I. Blum	45,000	4.7438	$6.59	04/11/15	186,499	472,624
Andrew Wolff, M.D., F.A.C.C.	12,500	1.3177	$6.59	04/11/15	51,805	131,285
Sharon A. Surrey-Barbari	16,500	1.7394	$6.59	04/11/15	68,383	173,296
David J. Morgans, Jr., Ph.D.	50,000	5.2708	$6.59	04/11/15	207,221	525,138
Aggregate Option Exercises in 2005 and Values at December 31, 2005
      The following table sets forth information concerning exercisable and unexercisable stock options held by the executive officers named in the summary compensation table as of December 31, 2005. The value of unexercised in-the-money options is based on the fair market value per share, as of December 31, 2005, of the Company’s Common Stock underlying the options, minus the actual exercise prices. All options were granted under the Company’s 1997 Stock Option/ Stock Issuance Plan or 2004 Equity Incentive Plan. These options vest over four years and otherwise generally conform to the terms of the Company’s 1997 Stock Option/ Stock Issuance Plan or 2004 Equity Incentive Plan.

			Number of Securities			Value of Unexercised
			Underlying Unexercised			In-the-Money
			Options at			Options at
	Shares		December 31, 2005			December 31, 2005(1)
	Acquired on	Value
Name	Exercise	Received	Exercisable		Unexercisable	Exercisable	Unexercisable

James H. Sabry, M.D., Ph.D.(2)	—	—	741,280	(2)	117,720	$3,866,514	$1,946
Robert I. Blum	35,000	$252,286	415,362	(3)	36,563	2,129,190	—
Andrew Wolff, M.D., F.A.C.C.	—	—	36,719		85,781	—	—
Sharon A. Surrey-Barbari	—	—	37,469		89,031	—	—
David J. Morgans, Jr., Ph.D.	20,000	152,200	168,750	(4)	59,750	790,725	765

(1)	Value is determined by subtracting the exercise price of an option from the $6.54 per share fair market value of our common stock on December 31, 2005.

(2)	As of December 31, 2005, 98,439 of the shares issuable upon exercise of Dr. Sabry’s options are currently subject to repurchase by the Company at the original purchase price if Dr. Sabry’s service relationship with the Company is terminated.

(3)	As of December 31, 2005, 134,375 of the shares issuable upon exercise of Mr. Blum’s options are currently subject to repurchase by the Company at the original purchase price if Mr. Blum’s service relationship with the Company is terminated.

(4)	As of December 31, 2005, 29,532 of the shares issuable upon exercise of Dr. Morgans’ options are currently subject to repurchase by the Company at the original purchase price if Dr. Morgans’ service relationship with the Company is terminated.
Employment and Other Agreements
      During 2005, the Company entered into an Executive Employment Agreement with Andrew A. Wolff. The Company has existing Executive Employment Agreements with each of the other executive officers, including those names in the summary compensation table.
      The Executive Employment Agreements provide for such officers to remain at-will employees of the Company and to receive salary, bonus and benefits as determined at the discretion of the Board of Directors of the Company. Such agreements provide for such officers to receive certain benefits if within the eighteen month period following a change of control of the Company they resign for good reason or are terminated by the Company or its successor other than for cause.
      Upon a qualifying resignation or termination, such officers, other than James H. Sabry (whose terms are described below), will become entitled to receive: continuing severance payments at a rate equal to their base salary for a period of eighteen months; a lump sum payment equal to their full target annual bonus; acceleration in full of vesting of options for Company Common Stock held by them; the lapse in full of the Company’s right of repurchase with respect to restricted shares of the Company’s Common Stock held by them; and continued employee benefits until the earlier of eighteen months following the date of termination or resignation or the date they obtain employment with generally similar employee benefits.
      Upon a qualifying resignation or termination, Dr. Sabry will become entitled to receive: continuing severance payments at a rate equal to his base salary for a period of twenty-four months; a lump sum payment equal to his full target annual bonus; acceleration in full of vesting of options for Company Common Stock held by him; the lapse in full of the Company’s right of repurchase with respect to restricted shares of the Company’s Common Stock held by him; and continued employee benefits until the earlier of twenty-four months following the date of termination or resignation or the date he obtains employment with generally similar employee benefits.

REPORT OF THE COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS
      The following is the report of the Compensation Committee of the Board of Directors with respect to the compensation paid to the Company’s executive officers during the fiscal year ended December 31, 2005. Actual compensation earned and calculable during fiscal 2005 by the named executive officers is shown in the Summary Compensation Table above under “Executive Compensation.”
Introduction
      The Compensation Committee of the Board of Directors establishes the general compensation policies of the Company, approves and evaluates the compensation plans and specific compensation levels for executive officers. One of the Committee’s goals is to ensure that the Company’s executive compensation programs are competitive with those of regional companies in our industry. The Company’s executive compensation philosophy is to attract and retain executive officers capable of leading the Company to fulfillment of its business objectives by offering competitive compensation opportunities that reward individual contributions as well as corporate performance. In addition, long-term equity compensation is awarded to align the interests of management and stockholders.
Compensation Programs
      Base Salary. The Committee approves and evaluates base salaries for executive officers, and reviews such salaries on an annual basis. In general, the salaries of executive officers are based upon a review of surveys of publicly held companies in our industry and of a similar size to the Company. Base pay increases vary according to individual contributions to the Company’s success and comparisons to similar positions within the Company and at other comparable companies.
      Bonuses. The Committee approves and evaluates bonuses for executive officers to the Board of Directors. Each executive officer is evaluated individually to determine a bonus for the fiscal year based on performance criteria, including, among other criteria, progress towards or achievement of business milestones in such executive’s area of responsibility and with respect to the Company’s financial and operating performance generally.
      At the beginning of each year, the Board of Directors approves specific corporate goals for the upcoming year, along with associated weightings, for purposes of the bonus plan. After the end of the year, the Compensation Committee approves the percent of goal achieved for each corporate goal, along with the overall percent of corporate goal achievement for purposes of bonus plan payouts.
      For Senior Vice Presidents and Executive Vice Presidents, 75% of the annual bonus is based on the Company’s performance and 25% is based a combination of the performance of the individual and the business unit directed by such individual.
      Stock Options. The Committee believes that stock options provide additional incentive to officers to work towards maximizing stockholder value. The Committee views stock options as one of the more important components of the Company’s long-term, performance-based compensation philosophy. These options are provided through initial grants at or near the date of hire and through subsequent periodic grants. The Company generally grants options that become exercisable over forty eight months as a means of encouraging executives and other employees to remain with the Company and to promote its success. Options granted by the Company to its executive officers and other employees have exercise prices equal to the fair market value at the time of grant. This approach is designed to focus executives on the enhancement of stockholder value over the long term and encourage equity ownership in the Company. Options vest and become exercisable at such time as determined by the Board of Directors. The initial option grant is designed to be competitive with those of comparable companies for the level of the job that the executive holds and motivate the executive to make the kind of decisions and implement strategies and programs that will contribute to an increase in the Company’s stock price over time. Periodic additional stock options within the comparable range for the job are granted to reflect the executives’ ongoing contributions to the Company, to create an incentive to remain at the Company and to provide a long-term incentive to achieve or exceed the Company’s financial goals.
Compensation Limitations
      The Company has considered the potential future effects of Section 162(m) of the Internal Revenue Code on the compensation paid to the Company’s executive officers. Under Section 162(m) of the Internal Revenue Code, adopted in August 1993, and regulations adopted thereunder by the Internal Revenue Service, publicly-held companies may be precluded from deducting certain compensation paid to an executive officer in excess of $1.0 million in a year. The regulations exclude from this limit performance-based compensation and stock options provided certain requirements, such as stockholder approval, are satisfied. The Company plans to take actions, as necessary, to ensure that its stock option plans and executive annual cash bonus plans qualify for exclusion.
Compensation for the Chief Executive Officer
      James H. Sabry is the Chief Executive Officer of the Company. The Committee uses the performance criteria described above in setting the base salary and bonus for Dr. Sabry, except that his salary is adjusted and bonus is awarded according to whether overall corporate, rather than individual, objectives were met. The Committee evaluated market data for similar positions and considered overall performance in determining Dr. Sabry’s total compensation. The Committee and the Board of Directors determined that it was appropriate to increase Dr. Sabry’s base salary from $415,000 to $435,000 effective March 2006. At the recommendation of the Compensation Committee, the Board of Directors awarded Dr. Sabry a cash bonus of $132,800 relative to 2005 performance and granted Dr. Sabry stock options to purchase 150,000 shares of Common Stock for fiscal 2005.

Respectfully Submitted

MEMBERS OF THE COMPENSATION COMMITTEE

A. Grant Heidrich
Mark McDade
Michael Schmertzler
Dated: April 3, 2006

REPORT OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS
      The Audit Committee operates under a written charter adopted by the Board of Directors. The purpose of the Audit Committee includes the following:

•	Oversee the accounting and financial reporting processes of the Company and audits of the financial statements of the Company;

•	Assist the Board of Directors in oversight and monitoring of (i) the integrity of the Company’s financial statements, (ii) the Company’s financial reporting process, (iii) the Company’s compliance with legal and regulatory requirements under applicable securities law, (iv) the independent registered public accounting firms’ qualifications, independence and performance, and (v) the Company’s systems of internal accounting and financial controls;

•	Prepare a report in the Company’s annual proxy statement in accordance with the rules of the SEC;

•	Provide the Board of Directors with the results of its monitoring and recommendations derived therefrom; and

•	Provide to the Board of Directors such additional information and materials as it may deem necessary to make the Board of Directors aware of significant financial matters that come to its attention and that require the attention of the Board of Directors.
      Management has the primary responsibility for the financial statements and the reporting process including the system of internal controls.
      In fulfilling its responsibilities during 2005, the Audit Committee has:

•	Reviewed and discussed the audited financial statements and the Company’s financial reporting processes with management;

•	Discussed with PricewaterhouseCoopers LLP, matters required to be discussed under Statements of Auditing Standards No. 61, Communications with Audit Committees, as amended, and Statements of Auditing Standards No. 90 Communication with Audit Committees;

•	Received from PricewaterhouseCoopers LLP written disclosures and a letter regarding their independence required by Independence Standards Board Standard No. 1, Independent Discussions with Audit Committees and has discussed with PricewaterhouseCoopers LLP their independence from management and the Company.
      The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for the audit. The Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.
      Based on the foregoing, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the SEC. The Audit Committee and the Board of Directors have also recommended, subject to stockholder approval, the selection of the Company’s independent registered public accounting firm.
      The Audit Committee has adopted a written charter which is reviewed annually by the Committee.

Respectfully Submitted

MEMBERS OF THE AUDIT COMMITTEE

Stephen Dow
A. Grant Heidrich
Michael Schmertzler
Dated: March 31, 2006

PERFORMANCE GRAPH
      Set forth below is a line graph comparing the percentage change in the cumulative return to the stockholders of the Company’s Common Stock with the cumulative return of the Nasdaq Stock Marktet (U.S.) Index and of the Nasdaq Biotechnology Index for the period commencing April 29, 2004 and ending on December 31, 2005. Returns for the indices are weighted based on market capitalization at the beginning of each measurement point.
COMPARISON OF HISTORICAL CUMULATIVE TOTAL RETURN(*) AMONG
CYTOKINETICS, INCORPORATED, THE NASDAQ STOCK MARKET (U.S.) INDEX AND THE
NASDAQ BIOTECHNOLOGY INDEX

(*)	The above graph shows the cumulative total stockholder return of an investment of $100 in cash on April 29, 2004, the date the Company’s Stock began to trade on the Nasdaq National Market, through December 31, 2005 for: (i) the Company’s Common Stock; (ii) the Nasdaq Stock Market (U.S.) Index; and (iii) the Nasdaq Biotechnology Index. All values assume reinvestment of the full amount of all dividends. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.
CUMULATIVE TOTAL RETURN AT PERIOD ENDED

	4/29/04	12/31/05

CYTOKINETICS, INCORPORATED	$100.00	$40.62

NASDAQ STOCK MARKET (U.S.) INDEX	$100.00	$113.57

NASDAQ BIOTECHNOLOGY INDEX	$100.00	$98.08

      The information contained above under the captions “Report of the Compensation Committee of the Board of Directors,” “Report of the Audit Committee of the Board of Directors” and “Performance Graph” shall not be deemed to be soliciting material or to be filed with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, (the “Securities Act”) or the Exchange Act, except to the extent that the Company specifically incorporates it by reference into such filing.

Section 16(a) Beneficial Ownership Reporting Compliance
      Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC. Such officers, directors and ten-percent stockholders are also required by SEC rules to furnish the Company with copies of all forms that they file pursuant to Section 16(a). Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that during fiscal 2005, our executive officers and directors of the Company complied with all applicable filing requirements.
CERTAIN BUSINESS RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Loans to Management
      On July 12, 2002, we provided Robert I. Blum with a loan, secured by shares of our common stock held by Mr. Blum, pursuant to a promissory note dated July 12, 2002, in the amount of $100,000 and an interest rate of 5.75% per annum. Accrued interest and twenty percent of the original principle balance was scheduled to be due on July 12, 2005, 2006 and 2007. Accrued interest and forty percent of the original principle balance was scheduled to be due on July 12, 2008. In March 2005, Mr. Blum paid in full the balance of this loan.
      In connection with the employment of Dr. Morgans, we provided Dr. Morgans and Sandra Morgans with an unsecured loan pursuant to a promissory note dated October 18, 2000, in the amount of $150,000 and an interest rate of 5.8% per annum. The total loan amount, in addition to accrued interest, is forgivable over the course of Dr. Morgans’ employment with us. Accrued interest was forgiven on October 18, 2001, 2002, 2003 and 2004. Accrued interest and 25% of the original principle balance is forgiven on October 18, 2005, 2006, 2007, and 2008 assuming his continued employment with the Company.
      In connection with the employment of David J. Morgans Jr., Ph.D., we provided Dr. Morgans and Sandra Morgans with an unsecured loan, pursuant to a promissory note dated May 20, 2002, in the amount of $37,400 and an interest rate of 5.7% per annum. The total loan amount, in addition to accrued interest, is forgivable over the course of Dr. Morgans’ employment with us. Accrued interest is forgiven on May 20, 2003, 2004, 2005 and 2006. Accrued interest and 25% of the original principle balance will be forgiven on May 20, 2007, 2008, 2009 and 2010 assuming his continued employment with the Company.
      On July 12, 2002, we provided Dr. Morgans with a loan, secured by shares of our Common Stock held by Dr. Morgans, pursuant to a promissory note dated July 12, 2002, in the amount of $82,600 and an interest rate of 5.75% per annum. Accrued interest was due and payable on July 12, 2003 and 2004. Accrued interest and twenty percent of the original principle balance was scheduled to be due on July 12, 2005, 2006 and 2007. Any unpaid principle and interest on this loan was due and payable 18 months after the date of our initial public offering. In November 2005, Dr. Morgans paid in full the balance of this loan.
      In connection with the employment of Jay K. Trautman, Ph.D., we provided Dr. Trautman with a loan secured by shares of our Common Stock held by Dr. Trautman, pursuant to a promissory note dated July 12, 2002, in the amount of $215,000 and an interest rate of 5.75% per annum. Accrued interest was due and payable on July 12, 2003 and 2004. Accrued interest and twenty percent of the original principle balance is due on July 12, 2005, 2006 and 2007. Any unpaid principle and interest on this loan is due and payable 18 months after the date of our initial public offering. In November 2005, Dr. Trautman paid in full the balance of this loan.
      In connection with the employment of James H. Sabry, M.D., Ph.D., we provided Dr. Sabry and Sandra J. Spence with an unsecured loan pursuant to a promissory note dated November 12, 2001, in the amount of $200,000 and an interest rate of 5.18% per annum. The total loan amount, in addition to accrued interest, is forgivable over the course of Dr. Sabry’s employment with us. Accrued interest was forgiven on November 12, 2002, 2003, 2004 and 2005. Accrued interest and 25% of the original principle balance will be forgiven on November 12, 2006, 2007, 2008 and 2009 assuming his continued employment with the Company.
Collaboration and Facilities Agreement with Portola Pharmaceuticals
      In August 2004, the Company entered into a Collaboration and Facilities Agreement with Portola Pharmaceuticals, Inc. (“Portola”) to have Portola provide the Company with research and related services and access to a portion of Portola’s facilities and personnel to support such services. Charles J. Homcy, M.D., is the President and CEO of Portola, a member of the Company’s Board of Directors and a consultant to the Company. On March 24, 2005, such agreement was amended to extend the term of the agreement to December 31, 2005, to provide for the purchase and installation of certain equipment by Portola and use of such equipment in connection with Portola providing the Company with research services under the agreement, and to make certain changes to other terms and conditions. The Company incurred equipment related expenses under the agreement of $285,000 during the year ended December 31, 2005, which the Company will pay to Portola in eight quarterly payments from January 2006 through October 2007. On March 17, 2006, a second amendment to the agreement was executed to extend the term of the agreement to December 31, 2006 and to make certain changes to the terms and conditions of the research services and the related fees for such services.
Amendment of Collaboration and License Agreement with GlaxoSmithKline
      On September 26, 2005, the Company and GlaxoSmithKline (“GSK”), an affiliate of Glaxo GroupLimited which owns in excess of 5% of the outstanding Common Stock of the Company, executed an Amendment to the Collaboration and License Agreement (the “Amendment”), with such Amendment effective as of September 21, 2005, which amended certain provisions of the Collaboration and License Agreement, by and among the Company and GSK, dated as of June 20, 2001 (the “Collaboration Agreement”).
      Pursuant to the Collaboration Agreement, the Company formed a strategic alliance with GSK to discover, develop and commercialize novel small molecule drugs targeting kinesin spindle protein, also known as KSP, and certain other cytoskeletal proteins involved in cell proliferation, called mitotic kinesins, for applications in the treatment of cancer and other diseases. Under the Collaboration Agreement, GSK is generally responsible for worldwide development of drug candidates and commercialization of drugs arising from the strategic alliance, but we retain a product-by-product option to co-fund certain later-stage development activities in exchange for a higher royalty rate and a further option to secure co-promotion rights in North America. If we exercise a co-promotion option for a product, we are entitled to receive from GSK reimbursement of certain sales force costs that we may incur in support of our commercial activities. We are eligible to receive pre-commercialization milestone payments ranging from $30.0 million to $50.0 million for products directed toward each mitotic kinesin target. In addition, our royalty rate increases based on our level of participation in funding of certain later-stage development activities and as total worldwide sales escalate for each drug developed and commercialized under the strategic alliance. We expect that the royalties to be paid on future sales of ispinesib, SB-743921 and GSK-923295 could potentially increase to a percentage rate in the upper-teens based on our anticipated level of co-funding of certain later-stage development activities of the drug candidates and increasing product sales.
      Under the terms of the Collaboration Agreement, as modified by the Amendment, the Company will lead and fund activities for the development of its second cancer drug candidate, SB-743921, in the treatment of non-Hodgkin’s lymphoma, Hodgkin’s lymphoma and multiple myeloma, subject to the option for GSK to resume responsibility for development and commercialization activities for SB-743921 in these indications during a defined period. The Company’s development activities will be conducted in parallel with GSK’s conduct of development activities for SB-743921 in other indications.

      The Amendment also modifies the Collaboration Agreement to provide for the early formation of a Joint Development Committee to oversee the conduct of all development activities conducted by the Company and GSK for SB-743921 and for the Company to co-fund certain later stage development costs for this drug candidate. It further provides for the Company to receive pre-commercialization payments from GSK, in addition to those previously set forth in the Collaboration Agreement, based on the achievement of certain milestones for SB-743921 for the additional indications described above and increased royalties from GSK on net sales of products containing SB-743921 under certain scenarios.
Investor Rights Agreement
      Certain former holders of Preferred Stock, certain shares of Common Stock sold to an affiliate of GlaxoSmithKline in connection with the Company’s initial public offering, and certain shares of Common Stock issuable upon the exercise of warrants or their permitted transferees are entitled to rights with respect to registration of these shares under the Securities Act of 1933, as amended. These rights are provided under the terms of the Company’s agreement with the holders of registrable securities. Under these registration rights, holders of the then outstanding registrable securities may require on two occasions that the Company register their shares for public resale. The first such registration requires the election of the holders of registrable securities holding at least 51% of the registrable securities, and the second such registration requires the election of the holders of registrable securities holding at least 25% of such registrable securities. The Company is obligated to register these shares only if the requesting holders request the registration of at least 20% of the registrable securities held by such requesting holders. In addition, twelve months after the effective date of the first registration of the Company’s securities, holders of at least 30% of the registrable securities resulting from the conversion in connection with the Company’s initial public offering of shares of the Company’s formerly outstanding Series C Preferred Stock may require on two occasions that the Company register their shares for public resale. The Company is obligated to register these shares resulting from the conversion of the Company’s formerly outstanding Series C Preferred Stock only if the requesting holders request the registration of at least 30% of the registrable securities held by such requesting holders that resulted from the conversion of the Company’s formerly outstanding Series C Preferred Stock. In addition, holders of registrable securities may require that the Company register their shares for public resale on Form S-3 or similar short-form registration, if the Company is eligible to use Form S-3 or similar short-form registration, and the value of the securities to be registered is at least $500,000. If the Company elects to register any of its shares of Common Stock for any public offering, the holders of registrable securities are entitled to include shares of Common Stock in the registration. However the Company may reduce the number of shares proposed to be registered in view of market conditions. The Company will pay all expenses in connection with any registration, other than underwriting discounts and commissions. These rights terminate on the earlier of five years after the effective date of the Company’s initial public offering or when a holder is able to sell all its shares pursuant to Rule 144 under the Securities Act in any three-month period.
Indemnification of Directors and Officers
      The Company has entered into indemnification agreements with each of its directors and officers, which require the Company to indemnify its directors and officers to the fullest extent permitted by Delaware law.
Other Transactions
      On February 14, 2005, we granted to David W. Cragg options to purchase 80,000 shares of our Common Stock under our 2004 Equity Incentive Plan at an exercise price of $9.52 per share. On April 11, 2005, we granted to Dr. James H. Sabry, Robert I. Blum, Dr. David J. Morgans, Jr., Sharon Surrey-Barbari, Dr. Jay K. Trautman, and Dr. Andrew Wolff, options to purchase 85,000, 45,000, 50,000, 16,500, 30,000 and 12,500 shares, respectively, of our Common Stock under our 2004 Equity Incentive Plan at an exercise price of $6.59 per share. On December 15, 2005, we granted to Dr. Jay K. Trautman options to purchase 65,000 shares of our Common Stock under our 2004 Equity Incentive Plan at an exercise price of $6.88 per share.
      The Company entered into Executive Employment Agreements with James H. Sabry, Robert I. Blum, David W. Cragg, David J. Morgans, Jr., Sharon A. Surrey-Barbari, Jay K. Trautman and Andrew A. Wolff. See the description of such Executive Employment Agreements above under the caption, “Employment and Other Agreements.”
OTHER MATTERS
      The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form Proxy to vote the shares they represent as the Board of Directors may recommend.

THE BOARD OF DIRECTORS
Dated: April 3, 2006

Appendix A
CYTOKINETICS, INCORPORATED
2004 EMPLOYEE STOCK PURCHASE PLAN
      (As amended, subject to stockholder approval, by the Board of Directors on March 15, 2006.)
      The following constitutes the provisions of the 2004 Employee Stock Purchase Plan of Cytokinetics, Incorporated.
      1. Purpose. The purpose of the Plan is to provide Employees with an opportunity to purchase Common Stock through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an “employee stock purchase plan” under Section 423 of the Code. The provisions of the Plan, accordingly, shall be construed so as to extend and limit Plan participation in a manner that is consistent with the requirements of that section of the Code.
      2. Definitions.
      (a) ”Administrator” means the Board or any committee thereof designated by the Board in accordance with Section 14.
      (b) “Board” means the Board of Directors of the Company.
      (c) ”Change of Control” means the occurrence of any of the following events:

(i) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities; or

(ii) The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; or

(iii) The consummation of a merger or consolidation of the Company, with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company, or such surviving entity or its parent outstanding immediately after such merger or consolidation.

(iv) A change in the composition of the Board, as a result of which fewer than a majority of the Directors are Incumbent Directors. “Incumbent Directors” means Directors who either (A) are Directors as of the effective date of the Plan (pursuant to Section 23), or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of those Directors whose election or nomination was not in connection with any transaction described in subsections (i), (ii) or (iii) or in connection with an actual or threatened proxy contest relating to the election of Directors of the Company.

(d) “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein shall be a reference to any successor or amended section of the Code.

(e) “Common Stock” means the common stock of the Company.

(f) “Company” means Cytokinetics, Incorporated, a Delaware corporation.

(g) “Compensation” means an Employee’s base straight time gross earnings, commissions (to the extent such commissions are an integral, recurring part of compensation), overtime and shift premium, but exclusive of payments for incentive compensation, bonuses and other compensation.

(h) “Designated Subsidiary” means any Subsidiary that has been designated by the Administrator from time to time in its sole discretion as eligible to participate in the Plan.

(i) “Director” means a member of the Board.

(j) “Employee” means any individual who is a common law employee of an Employer and is customarily employed for at least twenty (20) hours per week and more than five (5) months in any calendar year by the Employer. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Employer. Where the period of leave exceeds ninety (90) days and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the 91st day of such leave.

(k) “Employer” means any one or all of the Company and its Designated Subsidiaries.

(l) “Enrollment Date” means the first Trading Day of each Offering Period.

(m) “Exchange Act” means the Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.

(n) “Exercise Date” means the first Trading Day on or after May 1 and November 1 of each year. The first Exercise Date under the Plan shall be November 1, 2004.

(o) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for the Common Stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the date of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable, or;

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean of the closing bid and asked prices for the Common Stock on the date of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable, or;

(iii) In the absence of an established market for the Common Stock, its Fair Market Value shall be determined in good faith by the Administrator, or;

(iv) For purposes of the Enrollment Date of the first Offering Period under the Plan, the Fair Market Value shall be the initial price to the public as set forth in the final prospectus deemed to be included within the registration statement on Form S-1 filed with the Securities and Exchange Commission for the initial public offering of the Common Stock (the “Registration Statement”).

(p) “Offering Periods” means the periods of approximately twenty-four (24) months during which an option granted pursuant to the Plan may be exercised, commencing on the first Trading Day on or after May 1 and November 1 of each year and terminating on the first Trading Day on or after the May 1 and November 1 Offering Period commencement date approximately twelve months later; provided, however, that the first Offering Period under the Plan shall commence with the first Trading Day on or after the date on which the Securities and Exchange Commission declares the Company’s Registration Statement effective and ending on the first Trading Day on or after the earlier of (i) May 1, 2006 or (ii) twenty-seven (27) months from the beginning of the first Offering Period; and provided, further, that the second Offering Period under the Plan shall commence on May 1, 2004. The duration and timing of Offering Periods may be changed pursuant to Section 4 of this Plan.

(q) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(r) “Plan” means this 2004 Employee Stock Purchase Plan, as amended.

(s) “Purchase Period” means the approximately six (6) month period commencing on one Exercise Date and ending with the next Exercise Date, except that the first Purchase Period of any Offering Period shall commence on the Enrollment Date and end with the next Exercise Date.

(t) “Purchase Price” means an amount equal to eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower; provided however, that the Purchase Price may be adjusted by the Administrator pursuant to Section 20.

(u) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

(v) “Trading Day” means a day on which the U.S. national stock exchanges and the Nasdaq System are open for trading.
      3. Eligibility.
      (a) First Offering Period. Any individual who is an Employee immediately prior to the first Offering Period under the Plan shall be automatically enrolled in the first Offering Period.
      (b) Subsequent Offering Periods. Any individual who is an Employee as of the Enrollment Date of any future Offering Period shall be eligible to participate in such Offering Period, subject to the requirements of Section 5.
      (c) Limitations. Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) to the extent that, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company or any Parent or Subsidiary of the Company and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Parent or Subsidiary of the Company, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans (as defined in Section 423 of the Code) of the Company or any Parent or Subsidiary of the Company accrues at a rate which exceeds twenty-five thousand dollars ($25,000) worth of stock (determined at the Fair Market Value of the stock at the time such option is granted) for each calendar year in which such option is outstanding at any time.
      4. Offering Periods. The Plan shall be implemented by consecutive, overlapping Offering Periods with a new Offering Period commencing on the first Trading Day on or after May 1 and November 1 of each year, or on such other date as the Administrator shall determine, and continuing thereafter until terminated in accordance with Section 20; provided, however, that the first Offering Period under the Plan shall commence with the first Trading Day on or after the date on which the Securities and Exchange Commission declares the Company’s Registration Statement effective and ending on the first Trading Day on or after the earlier of (i) May 1, 2006 or (ii) twenty-seven (27) months from the beginning of the first Offering Period; and provided, further, that the second Offering Period under the Plan shall commence on May 1, 2004. The Administrator shall have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings without stockholder approval if such change is announced prior to the scheduled beginning of the first Offering Period to be affected thereafter.
      5. Participation.
      (a) First Offering Period. An Employee who has become a participant in the first Offering Period under the Plan pursuant to Section 3(a) shall be entitled to continue his or her participation in such Offering Period only if he or she submits to the Company’s payroll office (or its designee) a properly completed subscription agreement authorizing payroll deductions in the form provided by the Administrator for such purpose (i) no earlier than the effective date of the filing of the Company’s Registration Statement on Form S-8 with respect to the shares of Common Stock issuable under the Plan (the “Effective Date”) and (ii) no later than five (5) business days from the Effective Date or such other period of time as the Administrator may determine (the “Enrollment Window”). A participant’s failure to submit the subscription agreement during the Enrollment Window pursuant to this Section 5(a) shall result in the automatic termination of his or her participation in the first Offering Period under the Plan.
      (b) Subsequent Offering Periods. An Employee who is eligible to participate in the Plan pursuant to Section 3(b) may become a participant by (i) submitting to the Company’s payroll office (or its designee), on or before a date prescribed by the Administrator prior to an applicable Enrollment Date, a properly completed subscription agreement authorizing payroll deductions in the form provided by the Administrator for such purpose, or (ii) following an electronic or other enrollment procedure prescribed by the Administrator.
      6. Payroll Deductions.
      (a) At the time a participant enrolls in the Plan pursuant to Section 5, he or she shall elect to have payroll deductions made on each payday during the Offering Period in an amount not exceeding 15% of the Compensation which he or she receives on each such payday.
      (b) Payroll deductions authorized by a participant shall commence on the first payday following the Enrollment Date and shall end on the last payday in the Offering Period to which such authorization is applicable, unless sooner terminated by the participant as provided in Section 10; provided, however, that for the first Offering Period under the Plan, payroll deductions shall commence on the first payday on or following the end of the Enrollment Window.
      (c) All payroll deductions made for a participant shall be credited to his or her account under the Plan and shall be withheld in whole percentages only. A participant may not make any additional payments into such account.
      (d) A participant may discontinue his or her participation in the Plan as provided in Section 10, or may change the rate of his or her payroll deductions during the Offering Period by (i) properly completing and submitting to the Company’s payroll office (or its designee), on or before a date prescribed by the Administrator prior to an applicable Exercise Date, a new subscription agreement authorizing the change in payroll deduction rate in the form provided by the Administrator for such purpose, or (ii) following an electronic or other procedure prescribed by the Administrator; provided, however, that a participant may only make one payroll deduction change during each Purchase Period. If a participant has not followed such procedures to change the rate of payroll deductions, the rate of his or her payroll deductions shall continue at the originally elected rate throughout the Offering Period and future Offering Periods (unless terminated as provided in Section 10). The Administrator may, in its sole discretion, limit the nature and/or number of payroll deduction rate changes that may be made by participants during any Offering Period. Any change in payroll deduction rate made pursuant to this Section 6(d) shall be effective as of the first full payroll period following five (5) business days after the date on which the change is made by the participant (unless the Administrator, in its sole discretion, elects to process a given change in payroll deduction rate more quickly).
      (e) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(c), a participant’s payroll deductions may be decreased to zero percent (0%) at any time during a Purchase Period. Payroll deductions shall recommence at the rate originally elected by the participant effective as of the beginning of the first Purchase Period which is scheduled to end in the following calendar year, unless terminated by the participant as provided in Section 10.
      (f) At the time the option is exercised, in whole or in part, or at the time some or all of the Company’s Common Stock issued under the Plan is disposed of, the participant must make adequate provision for the Company’s federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company may, but shall not be obligated to, withhold from the participant’s compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to the sale or early disposition of Common Stock by the Employee.
      7. Grant of Option. On the Enrollment Date of each Offering Period, each Employee participating in such Offering Period shall be granted an option to purchase on each Exercise Date during such Offering Period (at the applicable Purchase Price) up to a number of shares of Common Stock determined by dividing such participant’s payroll deductions accumulated prior to such Exercise Date and retained in the participant’s account as of the Exercise Date by the applicable Purchase Price; provided that in no event shall a participant be permitted to purchase during each Purchase Period more than 1,250 shares of Common Stock (subject to any adjustment pursuant to Section 19), and provided further that such purchase shall be subject to the limitations set forth in Sections 3(c) and 13. The Employee may accept the grant of such option (i) with respect to the first Offering Period under the Plan, by submitting a properly completed subscription agreement in accordance with the requirements of Section 5(a) on or before the last day of the Enrollment Window, and (ii) with respect to any future Offering Period under the Plan, by electing to participate in the Plan in accordance with the requirements of Section 5(b). The Administrator may, for future Offering Periods, increase or decrease, in its absolute discretion, the maximum number of shares of Common Stock that a participant may purchase during each Purchase Period of such Offering Period. Exercise of the option shall occur as provided in Section 8, unless the participant has withdrawn pursuant to Section 10. The option shall expire on the last day of the Offering Period.
      8. Exercise of Option.
      (a) Unless a participant withdraws from the Plan as provided in Section 10, his or her option for the purchase of shares of Common Stock shall be exercised automatically on the Exercise Date, and the maximum number of full shares subject to option shall be purchased for such participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account. No fractional shares of Common Stock shall be purchased; any payroll deductions accumulated in a participant’s account which are not sufficient to purchase a full share shall be retained in the participant’s account for the subsequent Purchase Period or Offering Period, subject to earlier withdrawal by the participant as provided in Section 10. Any other monies left over in a participant’s account after the Exercise Date shall be returned to the participant. During a participant’s lifetime, a participant’s option to purchase shares hereunder is exercisable only by him or her.
      (b) Notwithstanding any contrary Plan provision, if the Administrator determines that, on a given Exercise Date, the number of shares of Common Stock with respect to which options are to be exercised may exceed (i) the number of shares of Common Stock that were available for sale under the Plan on the Enrollment Date of the applicable Offering Period, or (ii) the number of shares of Common Stock available for sale under the Plan on such Exercise Date, the Administrator may in its sole discretion (x) provide that the Company shall make a pro rata allocation of the shares of Common Stock available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Exercise Date, and continue all Offering Periods then in effect, or (y) provide that the Company shall make a pro rata allocation of the shares of Common Stock available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Exercise Date, and terminate any or all Offering Periods then in effect pursuant to Section 20. The Company may make pro rata allocation of the shares of Common Stock available on the Enrollment Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional shares of Common Stock for issuance under the Plan by the Company’s shareholders subsequent to such Enrollment Date.
      9. Delivery. As soon as administratively practicable after each Exercise Date on which a purchase of shares of Common Stock occurs, the Company shall arrange the delivery to each participant, as appropriate, the shares purchased upon exercise of his or her option in a form determined by the Administrator (in its sole discretion) and pursuant to rules established by the Administrator. No participant shall have any voting, dividend, or other shareholder rights with respect to shares of Common Stock subject to any option granted under the Plan until such shares have been purchased and delivered to the participant as provided in this Section 9.

      10. Withdrawal.
      (a) Under procedures established by the Administrator, a participant may withdraw all but not less than all the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by (i) submitting to the Company’s payroll office (or its designee) a written notice of withdrawal in the form prescribed by the Administrator for such purpose, or (ii) following an electronic or other withdrawal procedure prescribed by the Administrator. All of the participant’s payroll deductions credited to his or her account shall be paid to such participant as promptly as practicable after the effective date of his or her withdrawal and such participant’s option for the Offering Period shall be automatically terminated, and no further payroll deductions for the purchase of shares shall be made for such Offering Period. If a participant withdraws from an Offering Period, payroll deductions shall not resume at the beginning of the succeeding Offering Period unless the participant re-enrolls in the Plan in accordance with the provisions of Section 5.
      (b) A participant’s withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the participant withdraws.
      11. Termination of Employment. Upon a participant’s ceasing to be an Employee, for any reason, he or she shall be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such participant’s account during the Offering Period but not yet used to purchase shares of Common Stock under the Plan shall be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto under Section 15, and such participant’s option shall be automatically terminated. The preceding sentence notwithstanding, a participant who receives payment in lieu of notice of termination of employment shall be treated as continuing to be an Employee for the participant’s customary number of hours per week of employment during the period in which the participant is subject to such payment in lieu of notice.
      12. Interest. No interest shall accrue on the payroll deductions of a participant in the Plan.
      13. Stock.
      (a) Subject to adjustment upon changes in capitalization of the Company as provided in Section 19, the maximum number of shares of Common Stock which shall be made available for sale under the Plan shall be 1,500,000 shares of Common Stock.
      (b) Shares of Common Stock to be delivered to a participant under the Plan shall be registered in the name of the participant or in the name of the participant and his or her spouse.
      14. Administration. The Board or a committee of members of the Board who shall be appointed from time to time by, and shall serve at the pleasure of, the Board, shall administer the Plan. The Administrator shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility, to adjudicate all disputed claims filed under the Plan and to establish such procedures that it deems necessary for administration of the Plan (including, without limitation, to adopt such procedures and sub-plans as are necessary or appropriate to permit the participation in the Plan by employees who are foreign nationals or employed outside the United States). The Administrator, in its sole discretion and on such terms and conditions as it may provide, may delegate to one or more individuals all or any part of its authority and powers under the Plan. Every finding, decision and determination made by the Administrator (or its designee) shall, to the full extent permitted by law, be final and binding upon all parties.
      15. Designation of Beneficiary.
      (a) A participant may designate a beneficiary who is to receive any shares of Common Stock and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such participant of such shares and cash. In addition, a participant may designate a beneficiary who is to receive any cash from the participant’s account under the Plan in the event of such participant’s death prior to exercise of the option. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.
      (b) Such designation of beneficiary may be changed by the participant at any time. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.
      (c) All beneficiary designations under this Section 15 shall be made in such form and manner as the Administrator may prescribe from time to time.
      16. Transferability. Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares of Common Stock under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 15) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw from an Offering Period in accordance with Section 10.
      17. Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions. Until shares of Common Stock are issued under the Plan (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), a participant shall only have the rights of an unsecured creditor with respect to such shares.
      18. Reports. Individual accounts shall be maintained for each participant in the Plan. Statements of account shall be given to participating Employees at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of shares of Common Stock purchased and the remaining cash balance, if any.
      19. Adjustments, Dissolution, Liquidation or Change of Control.
      (a) Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other securities of the Company, or other change in the corporate structure of the Company affecting the Common Stock such that an adjustment is determined by the Administrator (in its sole discretion) to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Administrator shall, in such manner as it may deem equitable, adjust the number and class of Common Stock which may be delivered under the Plan, the Purchase Price per share and the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised, and the numerical limits of Sections 7 and 13.
      (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Offering Period then in progress shall be shortened by setting a new Exercise Date (the “New Exercise Date”), and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Board. The New Exercise Date shall be before the date of the Company’s proposed dissolution or liquidation. The Board shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant’s option has been changed to the New Exercise Date and that the participant’s option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10.
      (c) Change of Control. In the event of a Change of Control, each outstanding option shall be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, any Purchase Periods then in progress shall be shortened by setting a new Exercise Date (the “New Exercise Date”) and any Offering Periods then in progress shall end on the New Exercise Date. The New Exercise Date shall be before the date of the Company’s proposed Change of Control. The Board shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant’s option has been changed to the New Exercise Date and that the participant’s option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10.
      20. Amendment or Termination.
      (a) The Administrator may at any time and for any reason terminate or amend the Plan. Except as provided in Section 19, no such termination can affect options previously granted under the Plan, provided that an Offering Period may be terminated by the Administrator on any Exercise Date if the Administrator determines that the termination or suspension of the Plan is in the best interests of the Company and its stockholders. Except as provided in Section 19 and this Section 20, no amendment may make any change in any option theretofore granted which adversely affects the rights of any participant. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule), the Company shall obtain stockholder approval in such a manner and to such a degree as required.
      (b) Without stockholder consent and without regard to whether any participant rights may be considered to have been “adversely affected,” the Administrator shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant’s Compensation, and establish such other limitations or procedures as the Administrator determines in its sole discretion advisable which are consistent with the Plan.
      (c) In the event the Administrator determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Board may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:

(i) altering the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price;

(ii) shortening any Offering Period so that Offering Period ends on a new Exercise Date, including an Offering Period underway at the time of the Board action; and

(iii) allocating shares.
Such modifications or amendments shall not require stockholder approval or the consent of any Plan participants.
      21. Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.
      22. Conditions Upon Issuance of Shares. Shares of Common Stock shall not be issued with respect to an option under the Plan unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, including the rules and regulations promulgated thereunder, the Exchange Act and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.
      As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.
      23. Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the stockholders of the Company. It shall continue in effect until terminated under Section 20.
      24. Automatic Transfer to Low Price Offering Period. To the extent permitted by any applicable laws, regulations, or stock exchange rules if the Fair Market Value of the Common Stock on any Exercise Date in an Offering Period is lower than the Fair Market Value of the Common Stock on the Enrollment Date of such Offering Period, then all participants in such Offering Period shall be automatically withdrawn from such Offering Period immediately after the exercise of their option on such Exercise Date and automatically re-enrolled in the immediately following Offering Period.

SAMPLE SUBSCRIPTION AGREEMENT
CYTOKINETICS, INCORPORATED
2004 EMPLOYEE STOCK PURCHASE PLAN
SUBSCRIPTION AGREEMENT

Original Application	Offering Date:
        Change in Payroll Deduction Rate
        Change of Beneficiary(ies)

1.	hereby elects to participate in the Cytokinetics, Incorporated 2004 Employee Stock Purchase Plan (the “Plan”) and subscribes to purchase shares of the Company’s Common Stock in accordance with this Subscription Agreement and the Plan.

2.	I hereby authorize payroll deductions from each paycheck in the amount of % of my Compensation on each payday (from 0 to 15%) during the Offering Period in accordance with the Plan. (Please note that no fractional percentages are permitted.)

3.	I understand that said payroll deductions shall be accumulated for the purchase of shares of Common Stock at the applicable Purchase Price determined in accordance with the Plan. I understand that if I do not withdraw from an Offering Period, any accumulated payroll deductions will be used to automatically exercise my option.

4.	I have received a copy of the complete Plan. I understand that my participation in the Plan is in all respects subject to the terms of the Plan. I understand that my ability to exercise the option under this Subscription Agreement is subject to shareholder approval of the Plan.

5.	Shares of Common Stock purchased for me under the Plan should be issued in the name(s) of Employee or Employee and Spouse only.

6.	I understand that if I dispose of any shares received by me pursuant to the Plan within 2 years after the Offering Date (the first day of the Offering Period during which I purchased such shares) or one year after the Exercise Date, I will be treated for federal income tax purposes as having received ordinary income at the time of such disposition in an amount equal to the excess of the fair market value of the shares at the time such shares were purchased by me over the price which I paid for the shares. I hereby agree to notify the Company in writing within 30 days after the date of any disposition of my shares and I will make adequate provision for Federal, state or other tax withholding obligations, if any, which arise upon the disposition of the Common Stock. The Company may, but will not be obligated to, withhold from my compensation the amount necessary to meet any applicable withholding obligation including any withholding necessary to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by me. If I dispose of such shares at any time after the expiration of the 2-year and 1-year holding periods, I understand that I will be treated for federal income tax purposes as having received income only at the time of such disposition, and that such income will be taxed as ordinary income only to the extent of an amount equal to the lesser of (1) the excess of the fair market value of the shares at the time of such disposition over the purchase price which I paid for the shares, or (2) 15% of the fair market value of the shares on the first day of the Offering Period. The remainder of the gain, if any, recognized on such disposition will be taxed as capital gain.

7.	I hereby agree to be bound by the terms of the Plan. The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Plan.

8.	In the event of my death, I hereby designate the following as my beneficiary(ies) to receive all payments and/or shares due me under the Plan:
     NAME: (Please print)

(First)	(Middle)	(Last)

Relationship

Percentage Benefit	(Address)
     NAME: (Please print)

(First)	(Middle)	(Last)

Relationship

Percentage of Benefit	(Address)

Employee’s Social Security Number:

Employee’s Address:

I UNDERSTAND THAT THIS SUBSCRIPTION AGREEMENT SHALL REMAIN IN EFFECT THROUGHOUT SUCCESSIVE OFFERING PERIODS UNLESS TERMINATED BY ME.

Dated:

Signature of Employee

Spouse’s Signature (If beneficiary other than spouse)

SAMPLE WITHDRAWAL NOTICE
CYTOKINETICS, INCORPORATED
2004 EMPLOYEE STOCK PURCHASE PLAN
NOTICE OF WITHDRAWAL
      The undersigned participant in the Offering Period of the Cytokinetics, Incorporated 2004 Employee Stock Purchase Plan which began on                     ,           (the “Offering Date”) hereby notifies the Company that he or she hereby withdraws from the Offering Period. He or she hereby directs the Company to pay to the undersigned as promptly as practicable all the payroll deductions credited to his or her account with respect to such Offering Period. The undersigned understands and agrees that his or her option for such Offering Period will be automatically terminated. The undersigned understands further that no further payroll deductions will be made for the purchase of shares in the current Offering Period and the undersigned shall be eligible to participate in succeeding Offering Periods only by delivering to the Company a new Subscription Agreement.

Name and Address of Participant:

Signature:

Date:

PROXY
CYTOKINETICS, INCORPORATED
Annual Meeting of Stockholders — May 25, 2006
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY
The Undersigned hereby appoints James H. Sabry and Sharon A. Surrey-Barbari, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Cytokinetics, Incorporated Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the Company to be held May 25, 2006 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting,
(Continued, and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

▲ Detach here from proxy voting card. ▲
You can now access your CYTOKINETICS, INCORPORATED account online.
Access your Cytokinetics, Incorporated shareholder/stockholder account online via Investor ServiceDirect ® (ISD).
Mellon Investor Services LLC, Transfer Agent for Cytokinetics, Incorporated, now makes it easy and convenient to get current information on your shareholder account.

•	View account status	•	View payment history for dividends
•	View certificate history	•	Make address changes
•	View book-entry information	•	Obtain a duplicate 1099 tax form
		•	Establish/change your PIN
Visit us on the web at http://www.melloninvestor.com
For Technical Assistance Call 1-877-978-7778 between 9am-7pm Monday-Friday Eastern Time
Investor ServiceDirect® is a registered trademark of Mellon Investor Services LLC

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS	Mark Here for Address Change or Comments	☐
PLEASE SEE REVERSE SIDE

		FOR	WITHHELD FOR ALL
1.	Election of Directors Nominees:	☐	☐
01	James A. Spudich
02	Charles Homey

Instructions: To withhold authority to vote for any nominee, mark “For” and write the number of such nominee in the space provided below.

WILL ATTEND
				I PLAN TO ATTEND THE MEETING	☐

		FOR	AGAINST	ABSTAIN
ITEM 2—	SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	☐	☐	☐
ITEM 3—	APPROVAL OF AMENDMENT TO THE COMPANY’S 2004 EMPLOYEE STOCK PURCHASE PLAN	☐	☐	☐
Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.melloninvestor.com/isd where step-by-step instructions will prompt you through enrollment.
Please sign exactly as your name appears on this Voting Form. If shares are registered in more than one name, the signatures of all such persons are required. A corporation should sign in its full corporate name as a duly authorized officer, stating such officer’s title. Trustees, guardians, executors and administrators should sign in their official capacity giving their full title as such. A partnership should sign in the partnership name by an authorized person, stating such person’s title and relationship to the partnership.

Signature	Signature	Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

▲ Detach here from proxy voting card ▲
Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week
Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet		Telephone		Mail
http://www.proxyvoting.com/cytk Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.